UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BellRing Brands, Inc.

(Name of Registrant as Specified In Its Charter)

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December 29, 2021

Dear Fellow Stockholders:

You are cordially invited to attend our annual meeting of stockholders on Friday, February 11, 2022. We will hold the meeting at 10:00 a.m., Central Time, at 2600 S. Hanley Rd., St. Louis, Missouri 63144. However, BellRing is sensitive to the public health and travel concerns its stockholders may have and recommendations that public health officials may issue in light of the COVID-19 pandemic. As a result, the board of directors of BellRing (the “BellRing Board of Directors”) may determine to hold the annual meeting virtually in addition to, or in lieu of, holding the annual meeting in person. In such event, BellRing will announce that fact as promptly as practicable after making this determination, and details on how to participate in the annual meeting will be made available in the press release announcing such determination and will also be posted on its website at www.bellring.com. BellRing encourages you to check its website prior to the annual meeting if you plan to attend. Any such announcement would also be filed with the Securities and Exchange Commission as additional proxy soliciting material.

In connection with the annual meeting, we have prepared a notice of the meeting, a proxy statement, a proxy card and our annual report to stockholders for the fiscal year ended September 30, 2021, which contain detailed information about us and our operating and financial performance. On or about December 29, 2021, we began mailing to our stockholders these materials or a Notice Regarding the Availability of Proxy Materials containing instructions on how to access these materials online.

Whether or not you plan to attend the meeting, we encourage you to vote your shares. You may vote by telephone or on the Internet, or if you received or requested to receive printed proxy materials, complete, sign and return the enclosed proxy card in the postage-paid envelope enclosed with the proxy materials. We would greatly appreciate your prompt execution of your proxy.

Sincerely,

Darcy H. Davenport

President and Chief Executive Officer

BellRing Brands, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

December 29, 2021

Notice of Annual Meeting of Stockholders

Dear Stockholders:

The 2022 annual meeting of stockholders of BellRing Brands, Inc. will be held at 10:00 a.m., Central Time, on Friday, February 11, 2022, at 2600 S. Hanley Rd., St. Louis, Missouri 63144.

At the annual meeting, stockholders will consider the following matters:

1.	the election of two nominees to the Company’s Board of Directors;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022;

3.

to consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement;

4.

to consider and vote, on an advisory basis, for the frequency of the stockholder vote on the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement; and

5.	any other business properly introduced at the annual meeting.

The close of business on December 16, 2021 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. This notice of the meeting and the proxy statement and proxy card are first being sent or made available to stockholders on or about December 29, 2021.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report to stockholders on the Internet. This means that most stockholders will not receive paper copies of our proxy materials and annual report to stockholders. We will instead send stockholders a Notice Regarding the Availability of Proxy Materials with instructions for accessing the proxy materials and annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our annual meeting.

Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on any matter, except ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

By order of the Board of Directors,

Craig L. Rosenthal

Senior Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 11, 2022

This notice, the proxy statement attached to this notice and our annual report to stockholders for the fiscal year ended September 30, 2021 are available at www.envisionreports.com/BRBR and on our website at www.bellring.com.

PROXY STATEMENT

i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary is not a complete description, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING

Time and Date:	10:00 a.m. Central Time, on Friday, February 11, 2022

Place:	2600 S. Hanley Rd. St. Louis, Missouri 63144

Record Date:	December 16, 2021

Voting:	Stockholders on the record date are entitled to one vote per share on each matter to be voted upon at the annual meeting.

VOTING ITEM

Item		Board Recommendation	Page Reference
1	Election of Two Directors	For all nominees	15

2	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2022	For	19
3	To consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement	For	61
4	To consider and vote, on an advisory basis, for the frequency of the stockholder vote on the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement	Every One Year	62

Transact any other business that properly comes before the meeting.

Board of Directors

The following table provides summary information about each director nominee as of November 11, 2021. At our annual meeting, stockholders will be asked to elect the two director nominees in Class III listed in the table below. The Board unanimously recommends a vote FOR each nominee.

Class II — Directors whose terms expire at the 2022 annual meeting of stockholders and who are nominees for terms expiring at the 2025 annual meeting of stockholders

	Director Since			Board Committees(1)
Name		Occupation and Experience	Independent	AC	CGCC	EC
Robert V. Vitale	2019		No			✓
Chonda J. Nwamu	2021		Yes	✓

(1)	AC — Audit Committee; CGCC — Corporate Governance and Compensation Committee; EC – Executive Committee

Independent Registered Public Accounting Firm

As a matter of good governance, we are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022. The Board unanimously recommends a vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Advisory Vote on Executive Compensation

As required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking our stockholders to vote to approve or not approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices with respect to our named executive officers. The Board unanimously recommends a vote FOR the approval of the executive compensation of our named executive officers.

Frequency of Advisory Vote on Executive Compensation

As required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking our stockholders to vote to approve or not approve, on a non-binding, advisory basis, the frequency that we seek the advisory approval of the executive compensation of our named executive officers. The Board unanimously recommends a vote FOR EVERY ONE YEAR as the frequency for the advisory vote on the executive compensation of our named executive officers.

PROXY AND VOTING INFORMATION

Why am I receiving these materials?

The Board of Directors (the “Board of Directors” or the “Board”) of BellRing Brands, Inc. (“BellRing,” the “Company” or “we”) is soliciting proxies for the 2022 annual meeting of stockholders. This proxy statement, the form of proxy and the Company’s 2021 annual report to stockholders will be available at www.envisionreports.com/BRBR beginning on December 29, 2021. On or about December 29, 2021, a Notice Regarding the Availability of Proxy Materials (the “Notice”) will be mailed to stockholders of record at the close of business on December 16, 2021, the record date for the 2022 annual meeting of stockholders. On the record date, there were 38,965,178 shares of our Class A common stock outstanding and 1 share of our Class B common stock outstanding.

How can I receive printed proxy materials?

We have elected to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to you online. We believe electronic delivery will expedite stockholders’ receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials. On or about December 29, 2021, we mailed to many of our stockholders a Notice containing instructions on how to access our proxy statement and annual report to stockholders online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.

When and where is the annual meeting?

We will hold the annual meeting on Friday, February 11, 2022, at 10:00 a.m., Central Time, at 2600 S. Hanley Rd., St. Louis, Missouri 63144.

What am I being asked to vote on at the meeting?

We are asking our stockholders to consider the following items:

1.	the election of the two nominees to our Board of Directors named in this proxy statement;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2022;

3.

to consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement;

4.

to consider and vote, on an advisory basis, for the frequency of the stockholder vote on the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement; and

5.	any other business properly introduced at the annual meeting.

How many votes do I have?

If you are a Class A common stockholder, you have one vote for each share of our Class A common stock that you owned at the close of business on the record date. These shares include:

•	shares registered directly in your name with our transfer agent, for which you are considered the “stockholder of record”;

•	shares held for you as the beneficial owner through a broker, bank or other nominee in “street name”; and

•	shares credited to your account in the BellRing Brands, Inc. 401(k) Plan.

As the holder of our 1 outstanding share of Class B common stock at the close of business on the record date, Post Holdings, Inc. (“Post”) has 79,111,119 votes representing 67% of the combined voting power of all outstanding shares of common stock.

What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “stockholder of record” with respect to those shares. We have sent a Notice or proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in “street name.” Your broker, bank or other nominee who is considered the stockholder of record with respect to those shares has forwarded a Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following its instructions for voting by telephone or the Internet.

How can I vote my shares?

You can vote by proxy or in person.

How do I vote by proxy?

Pursuant to rules adopted by the SEC, we are providing you access to our proxy materials over the Internet. Accordingly, we are sending a Notice to our stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may vote on the Internet.

If you are a stockholder of record, you may vote by telephone, Internet or mail. Our telephone and Internet voting procedures are designed to authenticate stockholders by using individual control numbers that can be found on the Notice or proxy card mailed to you.

Registered Shares:

•

Voting by telephone: You can vote by calling 800-652-VOTE (800-652-8683) and following the instructions provided. Telephone voting is available 24 hours a day, 7 days a week, until 1:00a.m. Central Time, on Friday, February 11, 2022.

•

Voting by Internet: You can vote via the Internet by accessing www.envisionreports.com/BRBR and following the instructions provided. Internet voting is available 24 hours a day, 7 days a week, until 1:00a.m. Central Time, on Friday, February 11, 2022.

•

Voting by mail: If you choose to vote by mail (if you request printed copies of the proxy materials by mail), simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Street Name Shares: If you hold shares through a broker, bank or other nominee, you will receive materials from that person explaining how to vote.

If you submit your proxy using any of these methods, Paul A. Rode or Craig L. Rosenthal, who have been appointed by our Board of Directors as the proxies for our stockholders for this meeting, with full power of substitution, will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees to our Board of Directors and for or against any other proposals properly introduced at the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendations of our Board of Directors, or if you vote by mail, sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of the two nominees to our Board of Directors; “FOR” ratification of the appointment of our independent registered public accounting firm; “FOR” the advisory approval of executive compensation; and “EVERY ONE YEAR” as the frequency of the advisory vote on executive compensation.

If any other matter is presented at the meeting, your proxy will authorize Paul A. Rode or Craig L. Rosenthal to vote your shares in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.

If you wish to give a proxy to someone other than Paul A. Rode or Craig L. Rosenthal, you may strike out their names on the proxy card and write in the name of any other person, sign the proxy and deliver it to the person whose name has been substituted.

How can I change or revoke my proxy?

Stockholders of Record: You may change or revoke your proxy by voting again on the Internet or by telephone after submitting your original vote, by submitting a written notice of revocation to BellRing Brands, Inc., c/o Corporate Secretary, 2503 S. Hanley Rd., St. Louis, Missouri 63144 before the annual meeting, by requesting and returning a proxy card by mail with a later date, or by attending the annual meeting and voting in person. For all methods of voting, the last vote cast will supersede all previous votes.

Beneficial Owners of Shares: You may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank or other nominee.

How do I vote in person?

If you are a stockholder of record, you will need to bring appropriate identification and you may cast your vote in person. If you hold shares in street name, then you will need to bring an account statement or letter from your broker, bank or other nominee indicating that you were the holder of your shares as of December 16, 2021.

If I hold shares in street name, how can I vote my shares?

You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to the materials you receive from your broker, bank or other nominee.

How do I vote my shares in the BellRing Brands, Inc. 401(k) Plan?

If you are both a stockholder and a participant in the BellRing Brands, Inc. 401(k) Plan, you will receive a single Notice or proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate Notices or proxy cards for individual and plan holdings. If you own shares through the plan and you do not return your proxy by 1:00 a.m., Central Time, on February 9, 2022, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee also will vote unallocated shares of our common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.

Is my vote confidential?

Voting tabulations are confidential, except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a stockholder includes written comments on a proxy or other voting materials.

What “quorum” is required for the annual meeting?

In order to have a valid stockholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when holders of shares representing a majority of the total voting power of capital stock entitled to vote at the meeting are present or represented at the meeting, provided that in no event shall a quorum consist of less than a majority of the total voting power of outstanding shares entitled to vote.

What vote is required?

The election of each director nominee, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022, the advisory approval of the executive compensation of our named executive officers, and the advisory approval of the frequency of the advisory vote on the executive compensation of our named executive officers must each be approved by a majority the total voting power of the shares represented at the annual meeting in person or by proxy and entitled to vote on the matter.

How are the voting results determined?

A vote of “withhold” for a nominee will not be voted for that nominee. A vote of “abstain” on a matter will be considered to be represented at the annual meeting, but not voted for these purposes. If a broker indicates on its proxy that it does not have authority to vote certain shares held in street name, the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in street name on particular proposals under the rules of the New York Stock Exchange (the “NYSE”), and the beneficial owner of those shares has not instructed the broker to vote on those proposals. If you are a beneficial owner and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares only with regard to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Shares registered in the name of a broker, bank or other nominee, for which proxies are voted on some, but not all, matters, will be considered to be represented at the annual meeting for purposes of determining a quorum and voted only as to those matters marked on the proxy card.

Is any other business expected at the meeting?

The Board of Directors does not intend to present any business at the annual meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the annual meeting, including any stockholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proxies will act on such matter in their discretion.

What happens if the BellRing Board of Directors determines to hold the annual meeting virtually?

BellRing is sensitive to the public health and travel concerns its stockholders may have and recommendations that public health officials may issue in light of the COVID-19 pandemic. As a result, the

BellRing Board of Directors may determine to hold the annual meeting virtually in addition to, or in lieu of, holding the annual meeting in person. In such event, BellRing will announce that fact as promptly as practicable after making this determination, and details on how to participate in the annual meeting will be made available in the press release announcing such determination and will also be posted on its website at www.bellring.com. BellRing encourages you to check its website prior to the annual meeting if you plan to attend. Any such announcement would also be filed with the Securities and Exchange Commission as additional proxy soliciting material.

What happens if the annual meeting is adjourned or postponed?

If the annual meeting is adjourned or postponed, your proxy will still be valid and may be voted at the adjourned or postponed meeting.

Where can I find the voting results?

We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file with the SEC on or before February 17, 2022. You also can go to our website at www.bellring.com to access the Form 8-K. Information on our website does not constitute part of this proxy statement.

CORPORATE GOVERNANCE

Overview

We are dedicated to creating long-term stockholder value. It is our policy to conduct our business with integrity and a commitment to providing value to our customers and consumers. All of our corporate governance materials, including our corporate governance guidelines, our code of conduct for directors, officers and employees, our Audit Committee charter and our Corporate Governance and Compensation Committee charter, are published under the Corporate Governance section within the Investor Relations portion of our website at www.bellring.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC. Our Board of Directors regularly reviews these materials, Delaware law, the rules and listing standards of the NYSE and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies our corporate governance materials as warranted.

Director Independence and Role of the Independent Lead Director

Our Board of Directors follows the categorical independence standards based on the NYSE listing standards and the SEC rules and regulations as described in our corporate governance guidelines. Our Board has determined, in its judgment, that all of our non-employee directors, except for Mr. Vitale, our Chairman of the Board, are independent directors as defined in the NYSE listing standards and the SEC rules and regulations.

The independent members of the Board of Directors meet regularly in executive sessions without the presence of management. These sessions are normally held in conjunction with regular Board and committee meetings. The chairman of the Corporate Governance and Compensation Committee acts as the presiding director during an executive session of the Board, and the chairman of the committee then in session acts as the chairman during an executive session of that committee.

Our corporate governance guidelines provide that if the Chairman of the Board is not an independent director, then the chairman of our Corporate Governance and Compensation Committee will serve as our independent Lead Director. Our Lead Director has a number of important responsibilities that are described in our corporate governance guidelines, including (i) working with the Chief Executive Officer to develop Board and committee agendas, (ii) coordinating and chairing executive sessions of the Board’s independent directors and (iii) working with the Corporate Governance and Compensation Committee to identify for appointment the members of the various Board committees. Mr. Stein currently serves as our Lead Director and plays an active role in the Company. He serves as an independent liaison between the Chairman of the Board, the Chief Executive Officer, the other members of our Board and management of our Company. Mr. Stein has extensive knowledge about BellRing’s strategic objectives, the industry in which BellRing operates and the areas of strategic importance to BellRing. Our Chief Executive Officer confers regularly with Mr. Stein on a variety of topics, including updates on the Company’s business and other strategic matters. Mr. Stein also consults regularly with the Company’s independent compensation consultant, Aon, and works closely with Aon to develop proposals for the design of our executive compensation programs, which are then reviewed by our Corporate Governance and Compensation Committee.

Code of Conduct

Our code of conduct sets forth our expectations for the conduct of business by our directors, officers and employees. We intend to post amendments to or waivers from (to the extent applicable to one of our directors or our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) this document on our website or in a report on Form 8-K.

Conflicts of Interest

Pursuant to our code of conduct, each director and officer has an obligation not to engage in any transaction that could be deemed a conflict of interest.

The Corporate Governance and Compensation Committee (the “Committee”) is responsible for approving and ratifying transactions in which one or more directors may have an interest. The Committee reviews the material facts of all interested party transactions that require the Committee’s approval and either approves or disapproves of the entry into the interested party transaction. In the event management, in the normal course of reviewing our records, determines an interested party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.

No director may participate in the approval of an interested party transaction for which he or she is a related party. If an interested party transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.

Policy on Hedging and Pledging Company Stock

We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and prohibits pledging of securities by directors and executive officers. Specifically, the policy prohibits directors and executive officers from (i) transactions in put and call options or other hedging transactions (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) and (ii) pledging, hypothecating or otherwise encumbering the Company’s common stock or other equity securities as collateral for indebtedness, including holding such securities in a margin account.

Structure of the Board of Directors

The Board of Directors is currently comprised of six members. Post currently has the authority to designate four nominees for the Board of Directors. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (as amended) and our Investor Rights Agreement with Post provide for a Board of Directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting of stockholders. The size of the Board of Directors can be changed by a vote of its members, and in the event of any increase or decrease in the number of directors, the directors in each class shall be adjusted as necessary so that all classes shall be as equal in number as reasonably possible. However, no reduction in the number of directors shall affect the term of office of any incumbent director. Subject to our Investor Rights Agreement with Post, vacancies on the Board of Directors may be filled by a majority vote of the remaining directors, and the Board of Directors determines the class to which any director shall be assigned. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board of Directors, serves until the next meeting of stockholders at which directors in his or her assigned class are elected, at which time he or she may stand for election if nominated by the full Board.

Board Meetings and Committees

The Board of Directors has the following three committees: Audit; Corporate Governance and Compensation; and Executive. The table below contains information concerning the membership of each of the committees and the number of times the Board of Directors and each committee met during fiscal year 2021. During fiscal year 2021, each director attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he or she served. Because our annual meeting of stockholders is purely routine in nature, our corporate governance guidelines do not require our directors to attend the annual meeting of stockholders and, accordingly, two directors attended the 2021 annual meeting of stockholders. As of December 1, 2021, the Board of Directors and committee members were as follows:

Director	Age	First Elected	Term Expires	Board	Audit	Corporate Governance and Compensation	Executive
Robert V. Vitale	55	2019	2022	✓			✓
Darcy Horn Davenport	48	2019	2023	●
Elliot H. Stein, Jr.	72	2019	2023	●	●	✓	●
Thomas P. Erickson	66	2019	2024	●	✓	●
Jennifer Kuperman	48	2019	2024	●		●
Chonda J. Nwamu	50	2021	2022	●	●
Meetings held in fiscal year 2021				5	4	4	0

✓     —   Chair         ●   —   Member

Audit Committee

The Audit Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of our financial statements and financial reporting, (b) the independence and qualifications of our independent registered public accounting firm, (c) the performance of our internal audit function and independent registered public accounting firm, (d) our systems of internal accounting, financial controls and disclosure controls and (e) compliance with legal and regulatory requirements, codes of conduct and ethics programs.

The Board of Directors has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.bellring.com. The Board of Directors also has determined, in its judgment, that Mr. Erickson, the chair of our Audit Committee, as “audit committee financial expert” as defined by SEC rules and that each member of the Audit Committee is “financially literate” as defined in the NYSE listing standards. Our corporate governance guidelines and Audit Committee charter provide that no Audit Committee member may serve on more than two other public company audit committees absent a judgment that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. The Board of Directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 21 of this proxy statement.

Corporate Governance and Compensation Committee

The Corporate Governance and Compensation Committee (a) determines the compensation level of our Section 16 officers, (b) at such time as the Company no longer qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, will review management’s Compensation Discussion and Analysis relating to our executive compensation programs and approve the inclusion of the same in our proxy statement and/or annual report to stockholders, (c) at such time as the Company no longer qualifies as an emerging growth company, will issue a report confirming the Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report to stockholders, (d) administers and makes recommendations with respect to director compensation, incentive compensation plans and stock-based plans and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. The Corporate Governance and Compensation Committee also (i) reviews and revises, as necessary, our corporate governance guidelines, (ii) considers and evaluates transactions between the Company and any director, officer or affiliate of the Company and (iii) identifies individuals qualified to become members of our Board of Directors. The Corporate Governance and Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided that any such subcommittees are composed entirely of independent directors.

The Board of Directors has determined, in its judgment, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The Corporate Governance and Compensation Committee operates under a written charter, adopted by the Board of Directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.bellring.com.

Executive Committee

The Executive Committee may exercise all Board authority in the intervals between Board meetings, to the extent such authority is in compliance with our corporate governance guidelines and does not infringe upon the duties and responsibilities of other Board committees.

Nomination Process for Election of Directors

The Corporate Governance and Compensation Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The Committee may, from time to time, initiate a search for a new candidate, seeking input from our Chairman of the Board and from other directors. The Committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our Amended and Restated Bylaws (as amended) and our corporate governance guidelines. Candidates who meet those requirements and otherwise qualify for membership on our Board of Directors are identified, and the Committee initiates contact with preferred candidates. The Committee meets to consider and approve final candidates who are then presented to the Board of Directors for consideration and approval. Our Chairman or the chairman of the Corporate Governance and Compensation Committee may extend an invitation to join the Board of Directors.

The Committee relies primarily on recommendations from management and members of the Board of Directors to identify director nominee candidates. However, the Committee will consider timely written suggestions from stockholders. Such suggestions and the nominee’s consent to being nominated, together with appropriate biographical information (including principal occupation for the previous five years and business and residential addresses) and other relevant information, as outlined in our Amended and Restated Bylaws (as amended), should be submitted in writing to our corporate secretary. Stockholders wishing to suggest a candidate for director nomination for the 2023 annual meeting of stockholders should mail their suggestions to our principal executive offices at Bellring Brands, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. Suggestions must be received by the corporate secretary no earlier than October 14, 2022 and no later than November  13, 2022.

Other Board Service

Our corporate governance guidelines do not prohibit our directors from serving on boards or committees of other organizations, except that no Audit Committee member may serve on more than two other public company audit committees absent a judgment that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. Our corporate governance guidelines provide, however, that each of our directors is expected to ensure that other commitments do not interfere with the director’s discharge of his or her duties.

Mr. Vitale is executive chairman of our Board of Directors, as well as on the board of directors of our publicly-traded majority owner, Post, a consumer packaged goods holding company. Mr. Vitale is also on the board of directors of the publicly-traded company Energizer Holdings, Inc. We believe that Mr. Vitale has the capacity to serve in these various roles and our Board of Directors does not believe that Mr. Vitale’s other board commitments have interfered or will interfere with Mr. Vitale’s discharge of his duties as executive chairman of our Board of Directors.

Role of the Board in Risk Oversight

The Board of Directors is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board of Directors, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with the Board of Directors at regularly scheduled meetings. The Board of Directors has received updates on the evolving COVID-19 pandemic from, and has discussed these updates with, our management, including with regard to protecting the health and safety of our employees and evaluating the impact of the COVID-19 pandemic on strategy, operations, liquidity and financial matters.

We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking. The design of our compensation policies and practices encourages employees to remain focused on both short- and long-term financial and operational goals. For example, bonus plans measure performance on an annual basis but are subject to the Corporate Governance and Compensation Committee’s ultimate judgment and discretion. In addition, equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation over an extended period of time instead of on short-term financial results.

Board Leadership Structure

Our current Board leadership structure consists of:

•	separate Chairman of the Board and Chief Executive Officer roles;

•	an independent Lead Director;

•	all non-management directors except for the Chairman of the Board and Chief Executive Officer;

•	independent Audit and Corporate Governance and Compensation Committees; and

•	governance practices that promote independent leadership and oversight.

Separate Chairman and Chief Executive Officer

We do not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that it should maintain flexibility to select our chairperson and Board leadership structure from time to time. Robert V. Vitale serves as executive Chairman of the Board and Darcy Horn Davenport serves as our Chief Executive Officer. Ms. Davenport also is a member of the Board. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time because it allows Ms. Davenport to focus on operating and managing our Company, while Mr. Vitale can focus on leading our Board. In addition, an independent director serves as Lead Director. As described below, we believe our governance practices ensure that skilled and experienced independent directors provide independent guidance and leadership.

When determining the leadership structure that will allow the Board of Directors to effectively carry out its responsibilities and best represent our stockholders’ interests, the Board will consider various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, Board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.

Independent Lead Director and Independent Directors

Pursuant to our corporate governance guidelines, the chairman of the Corporate Governance and Compensation Committee, currently Mr. Stein, acts in the role of our independent Lead Director. The Lead Director’s duties are described above under “Director Independence and Role of the Independent Lead Director.”

In addition to the Lead Director, the Board has a majority of independent directors. The Audit Committee and Corporate Governance and Compensation Committee are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately monitor the Chief Executive Officer. Our independent directors have the opportunity to meet in executive session at the conclusion of each of our Board of Directors meetings.

Director Evaluations

On an annual basis, the Corporate Governance and Compensation Committee is expected to conduct an evaluation of the Board of Directors and the functioning of the committees of the Board. In addition to this evaluation, and as a part of this process, the Board and each committee conducts a self-assessment. The Corporate Governance and Compensation Committee reviews the results of these self-assessments, shares the same with the Board and each committee, as appropriate, and makes any advisable recommendations based on this feedback.

Policy on Director Diversity

Although the Corporate Governance and Compensation Committee does not have a written policy regarding diversity in identifying new director candidates, the Committee takes diversity into account in its search for the best available candidates to serve on the Board of Directors. The Committee believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics promotes inclusiveness, enhances the Board of Directors’ deliberations and enables the Board of Directors to better represent all of our constituents, including our diverse consumer base and workforce. Accordingly, the Committee seeks out highly qualified candidates with diverse backgrounds, skills and experiences. The Committee looks to establish diversity on the Board of Directors through a number of demographics, experience (including operational experience), skills and viewpoints, all with a view to identify candidates who can assist the Board with its decision making. The Committee also considers factors such as diversity on the basis of race, color, national origin, gender, religion, disability and sexual orientation. Three of our six directors are women, Ms. Davenport, also our Chief Executive Officer, Ms. Kuperman and Ms. Nwamu, and Ms. Nwamu is African-American.

Communication with the Board

Stockholders and other parties interested in communicating directly with our Board of Directors, an individual director or with the non-management directors as a group may do so by writing to the individual director or group, c/o BellRing Brands, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary or via email to investor.relations@bellringbrands.com. The Board of Directors has directed our corporate secretary to forward stockholder communications to our Chairman and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use his discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive or was addressed previously in some manner; and other correspondence unrelated to the Board of Directors’ corporate governance and oversight responsibilities.

Environmental Sustainability and Social Matters

Environmental Sustainability

We believe that integrating environmental, social and governance (“ESG”) considerations is key to creating long-term value for our stockholders and other stakeholders. Our Board of Directors is responsible for overseeing matters relating to our ESG practices and initiatives, and our Audit Committee is responsible for reviewing information concerning environmental matters that may represent material risk and the appropriate management thereof. Our Board of Directors also is responsible for considering significant ESG trends that may impact our Company. To assist our Board of Directors in overseeing our ESG practices and initiatives, in fiscal year 2021, we formed two groups of key internal stakeholders: (i) an ESG steering committee that is comprised of senior leaders from across our Company, the mission of which is to steer our ESG direction by leading the development of our ESG strategy, considering and recommending goals, policies, practices and disclosures that align with such strategy and overseeing our ESG progress, reporting, disclosure and communications and (ii) an ESG operations team comprised of technical influencers from each of our businesses, the mission of which is to implement our ESG strategy, track our progress and share successes and key learnings.

Empowering Our People

We are a people-first culture. Our people are critical to our success and we prioritize providing a safe, rewarding and respectful workplace where our people are provided with opportunities to pursue career paths based on skills, performance and potential. We adhere to our Code of Conduct, which sets forth a commitment to our stakeholders, including our employees, to operate with integrity and mutual respect. For the third year running, Premier Nutrition Company, LLC, our primary operating subsidiary (“Premier Nutrition”) has been named in the top 15 best small and medium workplaces in our category in the U.S. by Fortune Magazine and Great Places to Work®

Diversity, Equity and Inclusion

We are dedicated to creating an inclusive environment that reflects the communities in which we live and work. We have established employee-led team charged with supporting our diverse, equitable and inclusive culture. This CEO-sponsored team establishes strategies and initiatives towards this objective, tracks our progress and shares successes and key learnings.

COVID-19

During fiscal year 2021, as the COVID-19 pandemic has persisted, we have continued to prioritize the health, safety and well-being of our employees. At various points during fiscal year 2021, we have taken steps to enhance facility safety, encourage hygiene practices advised by health authorities, mandate face-coverings, restrict business travel and site visitors and implement remote working for certain office employees. We continue to monitor our practices to remain aligned with federal, state, local and international laws, regulations and guidelines.

Community Involvement

We are passionate about supporting the communities in which we live and work and use our time, talent and resources to give back. We make donations to philanthropic organizations that align with our purpose, culture and community. We also support our employees who are passionate about a cause by matching their donations one-to-one. In 2020, the San Francisco Business Times identified Premier Nutrition as one of the Top 100 Bay Area Corporate Philanthropists.

ELECTION OF DIRECTORS

(Proxy Item No. 1)

The terms of two current directors (Mr. Vitale and Ms. Nwamu) will expire at the 2022 annual meeting of stockholders. Our Board of Directors has nominated Mr. Vitale and Ms. Nwamu for election for a three-year term that will expire in 2025. The Board of Directors is not aware that either of these nominees will be unwilling or unable to serve as a director. Each nominee has consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the persons named on the proxy card to vote for a replacement nominee if the Board of Directors names one. As an alternative, the Board of Directors may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.

Each nominee is currently a director. Mr. Vitale was elected to the Board in September 2019, prior to the closing our initial public offering (our “IPO”), and Ms. Nwamu was elected to the Board in May 2021.

The persons named on the proxy card intend to vote the proxy representing your shares for the election of Mr. Vitale and Ms. Nwamu, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.

The Board of Directors unanimously recommends a vote “FOR” each of these nominees.

Information about the Current Directors and Nominees for Election to the Board of Directors

Board Composition

We believe that our directors should possess the highest personal and professional integrity and values and be committed to representing the long-term interests of our stockholders. We further believe that the backgrounds and qualifications of our directors, considered as a group, should provide a blend of business experience and competence, and professional and personal abilities, that will allow the Board of Directors to fulfill its responsibilities. The Corporate Governance and Compensation Committee works with the Board to determine the appropriate mix of these backgrounds and qualifications to maintain a Board with strong collective abilities.

To fulfill these objectives, the Board of Directors has determined that it is important to nominate directors with the skills and experiences set forth below, among others. The experiences, qualifications and skills that the Board considered in each director’s re-nomination are included in their individual biographies.

•

Leadership Experience. We believe that directors with experience in significant leadership positions over an extended period generally possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others. They also generally possess a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•

Financial or Accounting Acumen. We believe that an understanding of finance and financial reporting processes enables our directors to evaluate and understand the impact of business decisions on our financial statements and capital structure. In addition, accurate financial reporting and robust auditing are critical to our ongoing success.

•

Industry Experience. We seek directors with experience as executives or directors or in other leadership positions in industries relevant to our business, including consumer packaged goods, branded products, retail or consumer product manufacturing.

•

Operational Experience. We believe that directors who are current or former executives with direct operational responsibilities bring valuable practical insight to helping to develop, implement and assess our operating plan and business strategy. Operational experience includes experience in areas such as marketing, supply chain, sustainability and commodity management.

•

Public Company Experience. Directors with experience as executives or directors of other publicly traded companies generally are well prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management, and help further our goals of greater transparency, accountability for management and the Board and protection of our stockholders’ interests.

In addition, when evaluating the suitability of individuals for nomination, the Corporate Governance and Compensation Committee considers other appropriate factors, including whether the individual satisfies applicable independence requirements.

The following information is furnished with respect to each nominee for election as a director and each continuing director. The ages of the directors are as of December 1, 2021.

Nominees for Election — Class III Directors — Terms to Expire in 2025

ROBERT V. VITALE has served as executive chairman of our Board of Directors since September 2019. Mr. Vitale is President and Chief Executive Officer and a member of the Board of Directors of Post Holdings, Inc., a publicly-traded consumer packaged goods holding company, since November 2014. Mr. Vitale served as chief financial officer of Post Holdings, Inc. from October 2011 until November 2014. Mr. Vitale is a member of the board of directors of 8th Avenue Food & Provisions, Inc., a private brands food products business. Mr. Vitale also has been the president and chief investment officer of Post Holdings Partnering Corporation, a publicly-traded affiliate of Post that is a special purpose acquisition company formed for the purpose of effecting a partnering transaction with one or more businesses, since January 2021, and serves on the board of directors of Energizer Holdings, Inc., a publicly-traded manufacturer and distributor of primary batteries, portable lights and auto care, appearance, performance, refrigerant and fragrance products. Mr. Vitale previously served as president and chief executive officer of AHM Financial Group, LLC, a diversified provider of insurance brokerage and wealth management services, from 2006 until 2011 and previously was a partner of Westgate Equity Partners, LLC, a consumer-oriented private equity firm. Age 55.

Director Qualifications: Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Experience.

CHONDA J. NWAMU has served as a member of our Board of Directors since May 2021. Ms. Nwamu is Senior Vice President, General Counsel and Secretary for Ameren Corporation, a public utility holding company, since August 2019, and is a director of its subsidiaries, Ameren Services, Ameren Missouri and Ameren Transmission Company of Illinois. From September 2016 to August 2019, Ms. Nwamu served as Vice President and Deputy General Counsel of Ameren Services. Ms. Nwamu was managing counsel and senior director at Pacific Gas and Electric Company, a California-based public utility, from June 2014 to June 2016 and regulatory counsel there from September 2000 until May 2014. Prior to joining Pacific Gas and Electric, Ms. Nwamu was in private practice at Hoyle, Morris & Kerr LLP where she specialized in complex commercial litigation. Ms. Nwamu has extensive experience in legal, regulatory and compliance matters. Age 50.

Director Qualifications: Leadership Experience, Operational Experience, Public Company Experience.

Directors Continuing in Service

Class I Directors — Terms Expire in 2023

DARCY HORN DAVENPORT has served as our President and Chief Executive Officer since September 2019 and as a member of our Board of Directors since October 2019. Prior to our IPO, Ms. Davenport has served as President of Post’s active nutrition business since October 2017 and as President of Premier Nutrition since November 2016. Ms. Davenport previously served as General Manager of Premier Nutrition from October 2014 to November 2016 and Vice President of Marketing from October 2011 to October 2014. Prior to joining Premier Nutrition, Ms. Davenport served as Director of Brand Marketing at Joint Juice, Inc., a liquid dietary supplement manufacturer, from May 2009 to October 2011, when it combined with Premier Nutrition. Ms. Davenport has served as a member of the board of directors of Blentech Corporation, a company focusing on developing custom-made, food processing solutions including equipment, integrated systems and software, since January 2010. Ms. Davenport has experience in significant leadership positions, extensive experience in leadership roles in industries relevant to our business, an understanding of finance and financial reporting processes, experience in marketing and sales and experience as an executive with direct operational responsibilities. Age 48.

Director Qualifications: Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience.

ELLIOT H. STEIN, JR. has served as a member of our Board of Directors since October 2019. Mr. Stein has been chairman of Acertas, LLC and Senturion Forecasting, LLC, two privately owned data analytics firms, since 2013. In addition, Mr. Stein has been a director of Apollo Investment Corporation, a publicly traded closed-end, externally managed, non-diversified management investment company, since 2004, and a director of two publicly traded diversified, closed-end management investment companies: Apollo Senior Floating Rate Fund, Inc., since 2011, and Apollo Tactical Income Fund Inc., since 2013. Mr. Stein is also a board member of Multi-Pack Solutions, LLC, a privately-owned manufacturing company, and Cohere Communications, LLC, a privately owned managed IT services and cybersecurity provider. Previously, Mr. Stein was a managing director of Commonwealth Capital Partners, L.P. He also previously served as a director of various private companies in the media, manufacturing, retail and finance industries. Mr. Stein was chairman of Caribbean International News Corporation when it filed a voluntary petition under the U.S. Bankruptcy Code in September 2013 and of News Distributors of Puerto Rico LLC when it filed a voluntary petition under the U.S. Bankruptcy Code in February 2014. Mr. Stein has experience in significant leadership positions, an extensive understanding of financial and financial reporting processes and experience as a director of other publicly traded companies. Age 72.

Director Qualifications: Leadership Experience, Financial or Accounting Acumen, Public Company Experience.

Class II Directors — Term Expire in 2024

THOMAS P. ERICKSON has served as a member of our Board of Directors since October 2019. Mr. Erickson has been the managing member of Thomas P. Erickson, CPA, LLC, a tax consulting firm, since May 2016 and is a retired tax partner from KPMG, where he worked from 1980 to September 2015. From September 2015 to May 2016, Mr. Erickson provided tax consulting services to various companies and individuals. Mr. Erickson has over 40 years of public accounting experience and is an instructor of advanced partnership planning, taxable and nontaxable corporate transactions and formations and S corporation planning for KPMG. Mr. Erickson has extensive expertise in tax matters and finance and financial reporting processes. Mr. Erickson is a Certified Public Accountant. Age 66.

Director Qualifications: Leadership Experience, Financial or Accounting Acumen.

JENNIFER KUPERMAN has served as a member of our Board of Directors since October 2019. Since January 2021, Ms. Kuperman has been a director, investor and advisor to various public and private organizations across industries. Ms. Kuperman was head of international corporate affairs at Alibaba Group Holding Limited, a multinational conglomerate holding company specializing in eCommerce, retail, internet and technology, from April 2016 to January 2021 and served as vice president, international corporate affairs at Alibaba Group Holding Limited from August 2014 to April 2016. Prior to joining Alibaba Group Holding Limited, Ms. Kuperman was senior vice president of corporate brand and reputation at Visa Inc., a global payments technology company, from April 2013 to August 2014 and chief of staff, office of the chairman and chief executive officer at Visa Inc. from August 2010 to April 2013. Ms. Kuperman also served as head of global corporate communications and citizenship at Visa Inc. from August 2008 to July 2010 and head of employee and client communication at Visa Inc. from August 2004 to June 2008. Ms. Kuperman has experience in significant leadership positions and extensive international experience. Age 48.

Director Qualifications: Leadership Experience, Financial or Accounting Acumen, Operational Experience, Public Company Experience.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Proxy Item No. 2)

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022, and the Board of Directors has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by our stockholders at the annual meeting of stockholders. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since we were formed in March 2019 and served as the independent registered public accounting firm for the subsidiaries that comprise our business since 2014. A representative of that firm will be present at the annual meeting of stockholders, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

We are not required to obtain stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment of PricewaterhouseCoopers LLP to stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and the best interests of our stockholders.

The following table sets forth an estimate of the fees that we expect to be billed for audit services during the fiscal year ended September 30, 2021 and for other services during that fiscal year, and the fees billed for audit services during the fiscal year ended September 30, 2020 and for other services during that fiscal year.

	Year Ended September 30,
	2021	2020
Audit fees(1)	$1,093,900	$912,900
Audit-related fees(2)	$—	$—
Tax fees(3)	$40,000	$10,000
All other fees(4)	$5,900	$2,700

(1)	Audit fees relate primarily to the audit and reviews of our financial statements, comfort letter consents and reviews of SEC registration statements.
(2)	Audit-related fees are for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax fees include consulting and compliance services and preparation of tax returns in jurisdictions outside of the United States.
(4)

All other fees include any fees for services rendered by PricewaterhouseCoopers LLP which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software.

With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such services are undertaken.

The Audit Committee has a formal policy concerning approval of all services to be provided by PricewaterhouseCoopers LLP, including audit, audit-related, tax and other services. The policy requires that all services PricewaterhouseCoopers LLP may provide to us must be pre-approved by the Audit Committee. The chairman of the Audit Committee has the authority to pre-approve permitted services that require action between regular Audit Committee meetings, provided that the chairman reports any pre-approval decisions to the Audit Committee at the next regular meeting. The Board of Directors approved all services provided by PricewaterhouseCoopers LLP during fiscal year 2021.

Our audit was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers LLP.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. Our internal auditors assist the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The Audit Committee discusses with our internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee meets, at least quarterly, with the internal auditors and independent registered public accounting firm, and at the Committee’s discretion with and without management present, and discusses the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

With respect to our audited financial statements for the fiscal year ended September 30, 2021, management has represented to the Audit Committee that the financial statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”) and the Audit Committee has reviewed and discussed those financial statements with management. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and the Securities Exchange Commission (the “SEC”).

The Audit Committee has received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2021 be included in our Annual Report on Form 10-K filed with the SEC for that year.

Although the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with GAAP. This is the responsibility of management and the independent registered public accounting firm.

Thomas P. Erickson, Chairman

Chonda J. Nwamu

Elliot H. Stein, Jr.

COMPENSATION DISCUSSION & ANALYSIS

Introduction

The following Compensation Discussion and Analysis (the “CD&A”) describes our fiscal year 2021 executive compensation structure. This CD&A is intended to be read in conjunction with the tables beginning on page 37, which provide detailed compensation information for our following named executive officers (the “named executive officers” or the “NEOs”):

Name	Title
Robert V. Vitale	Executive Chairman of the Board of Directors
Darcy Horn Davenport	President and Chief Executive Officer
Paul A. Rode	Chief Financial Officer
Douglas J. Cornille	Senior Vice President, Marketing — Premier Nutrition
Craig L. Rosenthal	Senior Vice President and General Counsel
Robin Singh	Senior Vice President, Operations — Premier Nutrition

(1)

Robert V. Vitale, our Executive Chairman of the Board of Directors, and Darcy Horn Davenport, our President and Chief Executive Officer, served as co-principal executive officers of the Company in fiscal year 2021.

Total Compensation Opportunity

Our executive compensation structure consists of three primary components: base salary, annual bonus (our Senior Management Bonus Program) and long-term incentives (equity awards). A fourth element of our compensation structure consists of traditional benefits programs (e.g., limited perquisites and benefits).

Executive Summary

Performance and Company Highlights for Fiscal Year 2021

We view the Company’s performance in two primary ways:

•	Operating and financial performance; and

•	Return to stockholders over time, both on an absolute basis and relative to similar companies.

We are a consumer products holding company operating in the global convenient nutrition category and a provider of ready-to-drink (“RTD”) protein shakes, other RTD beverages, powders and nutrition bars. Our primary brands are Premier Protein and Dymatize.

The COVID-19 pandemic has caused and continues to cause global economic disruption and uncertainty, including in our business. We continue to closely monitor the impact of the COVID-19 pandemic and developments related thereto on our business and remain focused on ensuring the health and safety of our employees, maintaining continuity of our supply chain to serve customers and consumers and preserving liquidity to navigate the uncertainty caused by the COVID-19 pandemic. Our primary categories returned to growth rates in line with their pre-pandemic levels during the fourth quarter of fiscal year 2020 and have remained strong in fiscal year 2021. In light of the COVID-19 pandemic, management recommended, and the Corporate Governance and Compensation Committee concurred, that none of the NEOs would receive a base salary increase in fiscal year 2021.

Despite this challenging environment and the immense uncertainty of the COVID-19 pandemic that continued throughout fiscal year 2021, we achieved a number of strategic and financial accomplishments in fiscal year 2021 that we believe will benefit the Company and our stockholders alike in the coming years:

•	2021 was another record year for us in terms of net sales and Adjusted EBITDA. Net sales increased 26.2% to just under $1.25 billion and Adjusted EBITDA grew 19% to $234 million.

•	Premier Protein became a $1 billion brand, with net sales growth of 25.1% and household penetration growth of 20% to 8.4%.

•	Dymatize had a breakout year through strong growth in all channels, with net sales growth of 43.3%.

•	Gross profit was $386.2 million, or 31.0% of net sales, an increase of 14.3%, or $48.2 million, compared to $338.0 million, or 34.2% of net sales, in fiscal year 2020.

•

Our closing stock price hit an all-time high of $34.19 on September 9, 2021. Our stock price at the end of fiscal year 2021 was $30.75, an increase of approximately 46% from the start of the fiscal year and 126% from our initial public offering in October 2019.

•

In October 2021, we, along with Post, announced the signing of a transaction agreement related to Post’s previously announced plan to distribute a significant portion of its interest in the Company to Post’s shareholders. We expect the distribution to be completed in the first calendar quarter of 2022, subject to certain customary conditions. We believe, upon completion of the proposed transaction, the Company will have increased strategic flexibility to manage our capital structure and should benefit from more liquidity in our shares.

Management Team Drives Performance and Creates Stockholder Value

We are a stockholder value-driven organization and our compensation philosophy is designed to be aligned with stockholder interests. Management’s objective is to maximize total stockholder return, and compensation decisions are guided by the principle of creating stockholder value.

Corporate Governance Highlights

What We Do (Best Practice)		What We Don’t Allow
✓	Enforce strict insider trading policies — have an anti-hedging and anti-pledging policy and enforce blackout trading periods for executives and directors	X	No hedging or pledging of Company stock by executives or directors

✓	Implemented a clawback policy for performance-based compensation	X	No single-trigger or modified single-trigger change-in-control arrangements

✓	Set meaningful stock ownership guidelines for executives and directors	X	No change-in-control severance multiple in excess of three times salary and target bonus

✓	Disclose performance goals and performance results for our Senior Management Bonus Program	X	No excise tax gross-ups upon a change in control

✓	Set a maximum individual payout limit on our Senior Management Bonus Program	X	No re-pricing or cash buyout of underwater stock options or stock appreciation rights (“SARs”) allowed

✓	In fiscal year 2021, approximately 79% of our President and Chief Executive Officer’s total pay opportunity was variable “at risk” compensation. Our other NEOs (excluding Mr. Vitale) also had on average of approximately 61% of their total compensation in variable “at risk” programs.	X	No enhanced retirement formulas

✓	Limited perquisites and other benefits	X	No guaranteed compensation either annually or multi-year

✓	Incorporate general severance and change-in-control provisions in our Executive Severance Plan that are consistent with market practice, including double-trigger requirements for change-in-control protection	X	No market timing with granting of equity awards

✓	Retain an independent compensation consultant reporting directly to the Committee	X	No discretionary adjustments to our Senior Management Bonus Program or long-term incentive programs in favor of our NEOs to reduce the negative impact of the COVID-19 pandemic

Our executive compensation programs are intended to attract and retain executive officers and to align the interests of our executive officers and our stockholders. The Committee’s objectives for our programs include, but are not limited to, the following:

•	reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense;

•	enhancing stockholder value by focusing management on financial metrics that drive value;

•	focusing on at-risk, incentive-based compensation versus fixed compensation;

•	attracting, motivating and retaining executive talent willing to commit to long-term stockholder value creation; and

•	aligning executive decision-making with business strategy and discouraging excessive risk taking.

The Committee determines the type and amount of compensation opportunity for our officers based on a thorough review of a variety of factors, including competitive market data, the officer’s current responsibilities and value to the Company, future leadership potential and individual/corporate/business performance.

We believe that our executive compensation structure strikes a balance of incentive opportunities based on:

•	financial metrics in the Senior Management Bonus Program that directly impact our stock price and enhance longer-term stockholder value; and

•	stock price performance through stock options and restricted stock units to focus our executive team on delivering superior long-term stockholder value.

The following table outlines the elements of our executive pay programs and each element’s relationship with our ongoing annual executive compensation philosophy for NEOs:

Component	Purpose	Characteristics	Fixed or Performance- Based
Base Salary	Attracts and retains executives through market-based pay	Compensates executives fairly and competitively for their roles	Fixed

Annual Bonus (Senior Management Bonus Program)	Encourages achievement of financial performance metrics that drive short-term results	Based on achievement of predefined corporate and business financial performance objectives	Performance-Based

Long-Term Incentives (“LTI”)	Align executives’ long-term compensation interests with stockholders’ investment interests	Value to the executive is based on long-term stock price performance	Performance-Based

Stock Options	Motivate corporate executives to provide superior long-term stockholder value through stock price growth	Requires stock price to increase above grant date price to recognize gains	Performance-Based

Restricted Stock Units (“RSUs”)	Provide basic retention value and reinforce management behaviors to increase stock price after the grant date	Require stock price growth for our executives to recognize increased value	Performance-Based

Health/Welfare Plans and Retirement Benefits	Provide competitive benefits that promote employee health and productivity and support longer-term physical and fiscal security	Similar to benefits offered to other employees	Fixed

Perquisites	Provide limited personal benefits that are consistent with our overall philosophy and objective to attract and retain superior executive talent	Limited personal use of the corporate aircraft for our President and Chief Executive Officer only	Fixed

Fiscal Year 2021 NEO Target Compensation Structure Summary
Component	Summary
Base Salary

Our NEOs did not receive a salary increase for fiscal year 2021. The following salaries were approved for fiscal year 2021:

•  Mr. Vitale: $N/A

•  Ms. Davenport: $625,000

•  Mr. Rode: $400,000

•  Mr. Cornille: $330,750

•  Mr. Rosenthal: $300,000

•  Mr. Singh: $330,235

Target Annual Bonus (Senior Management Bonus Program)

Our NEOs’ target bonuses as a percentage of base salary did not change from fiscal year 2020. Our 2021 Senior Management Bonus Program was based on corporate or business unit Net Revenue and Adjusted EBITDA, depending on the organizational level of the executive. The following target bonus opportunities were approved for fiscal year 2021:

•  Mr. Vitale: N/A

•  Ms. Davenport: 125% of base salary

•  Mr. Rode: 62% of base salary

•  Mr. Cornille: 52% of base salary

•  Mr. Rosenthal: 52% of base salary

•  Mr. Singh: 52% of base salary

Under the Senior Management Bonus Program, an executive may earn from 0% to 150% of the target amount of his or her bonus based upon the achievement of the applicable performance metrics.

Long-Term Incentives

We offer a balanced equity portfolio to ensure our executives’ opportunities are linked to increases in stockholder value beyond grant date. We believe in a portfolio approach to long-term incentives to balance risk and performance.

In fiscal year 2021, equity grants to Ms. Davenport, Mr. Rode, and Mr. Rosenthal (corporate-level executives) consisted of 50% of total value apportioned to each of non-qualified stock options and RSUs. Equity grants to Mr. Cornille and Mr. Singh (Premier Nutrition executives) consisted of 100% RSUs.

The Committee considers competitive market data from our annual total compensation study to assist with targeted long-term incentive values, but not benchmark specific compensation elements or total compensation to any specific percentile relative to any peer companies. In addition, the Committee considers individual performance, potential future contributions to our business, internal equity and the President and Chief Executive Officer’s recommendations with respect to the other NEOs. Target values for the fiscal year 2021 equity grants were as follows:

•  Mr. Vitale: N/A

•  Ms. Davenport: $1,595,000

•  Mr. Rode: $515,000

•  Mr. Cornille: $415,000

•  Mr. Rosenthal: $315,000

•  Mr. Singh: $205,000

Total Compensation Mix

Our mix of total compensation, as illustrated by the below charts, is significantly skewed towards variable “at-risk” compensation that is incentive-based:

Compensation Decision Process

Role of the Corporate Governance and Compensation Committee

The Corporate Governance and Compensation Committee is responsible to our Board of Directors for oversight of our executive compensation programs. The Committee consists of independent directors and is responsible for the review and approval of all aspects of our programs. Among its duties, the Committee is responsible for:

•	reviewing and assessing competitive market data;

•	reviewing the chief executive officer’s performance and determining the chief executive officer’s compensation;

•	reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for the NEOs and other executive officers;

•	evaluating the competitiveness of each executive’s total compensation package to ensure that we can attract and retain critical management talent; and

•	approving any changes to the total compensation programs for the NEOs including, but not limited to, base salary, annual bonuses, long-term incentives and benefits.

Following review and discussion, the Committee or the Board, as applicable, approves the executive compensation of our executive officers. The Committee is supported in its work by our Senior Vice President, General Counsel and human resources team, as well as the Committee’s independent compensation consultant. In the event that an employee becomes an executive officer in the middle of the fiscal year, the Committee approves such executive officer’s compensation on a go-forward basis but does not retroactively approve any compensation or compensation targets previously set for such employee.

Role of Management

For executive officers other than herself, our President and Chief Executive Officer makes pay recommendations to the Committee based on competitive market data and an assessment of individual performance. Her recommendations to the Committee establish appropriate and market-competitive compensation opportunities for our NEOs, consistent with our overall pay philosophy. The Committee reviews and discusses the recommendations and seeks input and market data from the Committee’s independent compensation consultant before making compensation decisions or recommendations to the full Board. No officer participates directly in the final deliberations or determinations regarding his or her own compensation package.

Role of the Independent Compensation Consultant

The Committee retains the services of Aon, in accordance with the Committee’s charter. Aon reports directly to the Committee. The Committee retains sole authority to hire or terminate Aon, approves its professional fees, determines the nature and scope of its services and evaluates its performance. A representative of Aon attends Committee meetings, as requested, and communicates with the Committee chair between meetings when needed. The Committee makes all final decisions regarding executive compensation.

Aon’s specific compensation consultation roles include, but are not limited to, the following:

•	advising the Committee on director and executive compensation trends and regulatory developments;

•	developing a peer group of companies for determining competitive compensation rates;

•	providing a total compensation study for executives against peer companies;

•	providing advice to the Committee on corporate governance best practices, as well as any other areas of concern or risk;

•	serving as a resource to the Committee chair for meeting agendas and supporting materials in advance of each meeting;

•	reviewing and commenting on proxy statement disclosure items; and

•	advising the Committee on management’s pay recommendations.

The Committee has assessed the independence of Aon as required by the NYSE listing standards. The Committee reviewed its relationship with Aon and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Committee concluded that there are no conflicts of interest raised by the work performed by Aon.

Role of Peer Companies and Competitive Market Data

Annually, the Committee reviews total compensation market data provided by Aon. The Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. The following peer group development criteria were used to develop competitive market values to assist with fiscal year 2021 pay decisions:

•	Industry: similar to BellRing, based on the Industrial Classification Benchmark for the Russell 3000 index;

•	Company size: approximately 0.3 times to 3 times BellRing’s annual revenues, with a secondary focus on market cap;

•	Peers: companies using BellRing in their compensation peer group;

•	Peers of peers: companies used in the peer groups of potential peer companies; and

•	Competitors: companies that compete with BellRing for business and management talent.

The peer group used to assist with fiscal year 2021 pay decisions consisted of the following 14 companies:

• B&G Foods, Inc.	• Lancaster Colony Corporation
• Calavo Growers, Inc.	• Medifast, Inc.
• Cal-Maine Foods, Inc.	• Seneca Foods Corporation
• Farmer Bros. Co.	• The Hain Celestial Group, Inc.
• Hostess Brands, Inc.	• The Simply Good Foods Company
• J&J Snack Foods Corp.	• USANA Health Sciences, Inc.
• John B. Sanfilippo & Son, Inc.	• WW International, Inc.

The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Timing of Compensation Decisions

Pay recommendations for our executives, including our executive officers, are typically made by the Committee at its first regularly scheduled meeting in the first fiscal quarter of the year, normally held in November. This meeting is typically held around the same time as we report our annual financial results for the preceding fiscal year. This timing allows the Committee to have a complete financial performance picture prior to making compensation decisions. In advance of its regularly scheduled November meeting, the Committee often has pre-meetings or other off-cycle discussions to give thorough consideration to the appropriate amount and structure of compensation for our executives.

Decisions with respect to prior fiscal year performance, as well as annual equity awards, base salary increases and target performance levels for the current fiscal year and beyond, are also typically made at the Committee’s first regularly scheduled meeting for the fiscal year. Further, any equity awards approved by the Committee at this meeting are dated as of the date of the Committee meeting. As such, the Committee does not time the grants of options or any other equity incentives to the release of material non-public information.

The exceptions to this timing are awards to executives who are promoted or hired from outside of the Company during the fiscal year. These executives may receive equity awards effective or dated, as applicable, as of the date of their promotion or hire or the next nearest scheduled Committee meeting. There were no such awards under these exceptions in fiscal year 2021.

Determination of CEO Compensation

At its first regularly scheduled meeting of the fiscal year, normally held in November, the Committee reviews and evaluates CEO performance, and determines performance achievement levels, for the prior fiscal year. The Committee also reviews competitive compensation data. Following review and discussion, the Committee or the Board, as applicable, approves the CEO’s compensation.

For fiscal year 2021, our executive compensation programs were determined by our Board of Directors, through our Corporate Governance and Compensation Committee. See Compensation Decision Process above for further information.

Mr. Vitale is the President and Chief Executive Officer of Post, and he is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal year 2021, 2020 and 2019 compensation and the benefit plans in which he participates are fully disclosed in Post’s filings with the SEC.

2021 Compensation Elements

Base Salary

Base salaries are designed to recognize the competency, experience and performance an executive brings to the position. Changes in base salary will result primarily from a comparison to peer group market data, individual and Company performance, internal equity, value to the organization, promotions and the specific responsibilities compared to market. The Committee reviews base salaries for our executive officers annually.

Our NEOs did not receive a salary increase for fiscal year 2021. The following salaries were approved for fiscal year 2021:

Name	Fiscal Year 2021 Base Salary	Change from Fiscal Year 2020
Robert V. Vitale[1]	N/A	N/A
Darcy Horn Davenport	$625,000	0%
Paul A. Rode	$400,000	0%
Douglas J. Cornille	$330,750	0%
Craig L. Rosenthal	$300,000	0%
Robin Singh	$330,235	0%

(1)

Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal year 2021, 2020 and 2019 compensation and the benefit plans in which he participates are fully disclosed in Post’s filings with the SEC.

Annual Bonus (Senior Management Bonus Program)

Our NEOs are eligible to earn incentives based on fiscal year performance. Our Senior Management Bonus Program is designed to reward our executives who attain superior annual performance in key areas that we believe create long-term value for stockholders. Performance is measured at both the corporate and business unit level.

For fiscal year 2021, the Committee approved Net Revenue (25%) and Adjusted EBITDA (75%) as the performance metrics for both the corporate and business unit level (Premier Nutrition).

•	Up to 100% of target annual bonus opportunity may be earned if the participant’s’ targeted corporate / business unit financial performance is achieved.

•

From 100% to 150% of target annual bonus opportunity may be earned if the participant’s targeted corporate / business unit financial performance is achieved. However, all above-target payment opportunities are based solely on BellRing Brands’ overall corporate financial performance achievement.

Potential financial adjustments to determine performance achievement levels include items such as transaction costs and integration costs, provision for legal settlements, non-cash stock-based compensation and other items that the Company believes do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other fiscal periods. These adjustments are consistent with our announced results.

Upon completion of the fiscal year, the Committee determines achievement levels versus the pre-approved financial targets, calculated separately for each performance metric. The Committee also performs a comprehensive review of the overall financial performance at the corporate and business unit levels. For performance achievement between the threshold, target and maximum performance levels, calculated separately for each performance metric, earned amounts are interpolated on a straight-line basis between points. Performance achievement below the threshold level for a performance metric generally will result in a lower bonus amount for that performance metric, to the extent discretion is exercised, or no bonus at all. The Committee retains flexibility to make adjustments as needed to incorporate the results of its comprehensive financial review.

Target award opportunities: The following target bonuses (as a percentage of base salary) were approved for fiscal year 2021. No changes were made to the target bonus percentages approved for these individuals for fiscal year 2020.

Name	Fiscal Year 2021 Target[2] (% of Salary)
Robert V. Vitale[1]	N/A
Darcy Horn Davenport	125%
Paul A. Rode	62%
Douglas J. Cornille	52%
Craig L. Rosenthal	52%
Robin Singh	52%

(1)

Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal year 2021, 2020 and 2019 compensation and the benefit plans in which he participates are fully disclosed in Post’s filings with the SEC.

(2)

For each performance metric, participants may earn from 50% to 150% of the target bonus attributable to that performance metric based on performance achievement between the threshold and maximum levels. Payout opportunities for performance between the threshold, target and maximum levels, calculated separately for each performance metric, are interpolated on a straight-line basis. For business unit level named executive officers, payout opportunities above a performance metric target level are subject to the business unit achieving the performance metric target level and are calculated based on the performance overachievement, if any, by the Company of the corporate level performance metric target. Performance achievement below the threshold level for a performance metric generally will result in a lower bonus amount for that performance metric, to the extent discretion is exercised, or no bonus at all.

Target and Actual Fiscal Year 2021 performance: Below are the approved levels, and actual achievement, of corporate and business unit Net Revenue and Adjusted EBITDA for fiscal year 2021:

(dollars in millions)

Fiscal Year 2021 Performance Metrics[1]	Threshold	Target		Maximum	Actual
25% Net Revenue — BellRing (Corporate)	$1,056.2	$1,111.8		$1,167.4	$1,247.1
75% Adjusted EBITDA — BellRing (Corporate)[2]	$200.5	$211.0		$221.6	$233.9
25% Net Revenue — Premier Nutrition (Business Unit)	$1,009.9	$1,063.0		$1,116.7	$1,193.9
75% Adjusted EBITDA — Premier Nutrition (Business Unit)[3]	$210.3	$221.4	[4]	$232.5	$243.7

(1)	When evaluating financial goals/results, the Committee generally excludes non-recurring or extraordinary items.
(2)

Adjusted EBITDA-BellRing (Corporate) is a non-GAAP measure which represents the consolidated net earnings of the Company from the Company’s Annual Report on Form 10-K, excluding income tax expense, net interest expense, depreciation and amortization, non-cash stock-based compensation, noncontrolling interest, separation costs and foreign currency gain/loss on intercompany loans. See “Explanation and Reconciliation of Non-GAAP Measures” beginning on page 9 of the Company’s earnings release dated November 18, 2021 and furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K as furnished to the SEC on November 18, 2021.

(3)

Adjusted EBITDA-Premier Nutrition (Business Unit) is a non-GAAP measure which represents the net earnings of the Premier Nutrition business unit, excluding income tax expense, net interest expense, depreciation and amortization (including accelerated depreciation and amortization) and transaction costs, accelerated amortization costs, restructuring and facility closure costs and intercompany royalty income. We believe that Adjusted EBITDA for the Premier Nutrition business unit, a non-GAAP financial measure, is useful to investors in evaluating the Premier Nutrition business unit’s operating performance and liquidity because (i) we believe it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of the Premier Nutrition business unit’s capital structure and the method by which the assets were acquired and (iii) it is a financial indicator of a company’s ability to service its debt, as the Premier Nutrition business unit is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. Management uses Adjusted EBITDA to provide forward-looking guidance and to forecast future results.

Adjusted EBITDA for the Premier Nutrition business unit is adjusted for the following items:

a. Accelerated amortization: We have excluded non-cash accelerated amortization charges recorded in connection with discontinuance of certain brands as the amount and frequency of such charges are not consistent. Additionally, we believe that these charges do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of the Premier Nutrition business unit’s current operating performance or comparisons of its operating performance to other periods.

b. Restructuring and facility closure costs, including accelerated depreciation: We have excluded certain costs associated with facility closures as the amount and frequency of such adjustments are not consistent. Additionally, we believe that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of the Premier Nutrition business unit’s current operating performance or comparisons of its operating performance to other periods.

c. Intercompany royalty income: We have excluded Intercompany Royalty Income received from ANI related to the use of the ‘Premier Protein’ and ‘Dymatize’ brands by ANI, as we believe such income does not contribute to a meaningful evaluation of the Premier Nutrition business unit’s current operating performance or comparisons of its operating performance to other periods.

The table below reconciles Adjusted EBITDA for the Premier Nutrition business unit to the most directly comparable GAAP measure.

Fiscal year ended
September 30, 2021
(in millions)
Net Earnings before Income Taxes	$189.8
Depreciation and amortization, including accelerated depreciation and amortization	52.7
Restructuring and facility closure costs, excluding accelerated depreciation	2.5
Intercompany royalty income	(1.3)

Adjusted EBITDA	$243.7

(4)

The original Adjusted EBITDA target for Premier Nutrition was $222.5 million, approved by the Corporate Governance and Compensation Committee at the beginning of the fiscal year on November 12, 2020. On May 5, 2021, at a special joint meeting of the Corporate Governance and Compensation Committee and the full Board of Directors, the Board of Directors approved a revised target of $221.4 million due to the reclassification of certain employees from BellRing Brands, Inc. to Premier Nutrition Company, LLC.

The Premier Nutrition business unit exceeded its Net Revenue target and maximum of $1,063.0 million and $1,116.7 million, respectively, delivering $1,193.9 million of Net Revenue. It also exceeded its Adjusted EBITDA target and maximum of $221.4 million and $232.5 million, respectively, delivering $233.9 million of Adjusted EBITDA.

The Company exceeded its corporate Net Revenue target and maximum of $1,111.8 million and $1,167.4 million, respectively, delivering $1,247.1 million of Net Revenue. It also exceeded its Adjusted EBITDA target and maximum of $211.0 million and $221.6 million, respectively, delivering $233.9 million of Adjusted EBITDA.

Based on the approved fiscal year 2021 performance results above and the results of the Committee’s comprehensive financial review, the Committee approved the following bonus amounts:

Name	2021 Target Bonus (% of Salary)	2021 Actual Bonus Earned (% of Target)	2021 Actual Bonus Earned
Robert V. Vitale[1]	N/A	N/A	N/A
Darcy Horn Davenport	125%	150%	$1,171,875
Paul A. Rode	62%	150%	$372,000
Douglas J. Cornille	52%	150%	$257,985
Craig L. Rosenthal	52%	150%	$234,000
Robin Singh	52%	150%	$257,583

(1)

Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal year 2021, 2020 and 2019 compensation and the benefit plans in which he participates are fully disclosed in Post’s filings with the SEC.

Long-Term Incentives — Fiscal Year 2021 Grants

The Committee believes in a balanced approach to long-term incentive compensation, with an emphasis on performance-based compensation opportunities and efficient share utilization. The Committee uses competitive market data from our annual total compensation study to assist with targeted long-term incentive value. In addition, the Committee considers individual performance, potential future contributions to our business, internal equity and management’s recommendations.

We weighted our fiscal year 2021 equity grants as follows:

•	Mr. Vitale: N/A

•	Ms. Davenport, Mr. Rode, and Mr. Rosenthal: 50% of value was apportioned to each of stock options and RSUs

•	Mr. Cornille and Mr. Singh: 100% of value was apportioned to RSUs.

This weighting is consistent with our philosophy of granting a significant weight of performance-based equity to our corporate leaders. We firmly believe stock options represent effective performance-based compensation.

Target award opportunities: The following target LTI values were approved for fiscal year 2021.

Name	Fiscal Year 2021 Target
Robert V. Vitale[1]	N/A
Darcy Horn Davenport	$1,595,000
Paul A. Rode	$515,000
Douglas J. Cornille	$415,000
Craig L. Rosenthal	$315,000
Robin Singh	$205,000

(1)

Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal year 2021, 2020 and 2019 compensation and the benefit plans in which he participates are fully disclosed in Post’s filings with the SEC.

Stock options: Our philosophy is to grant significant performance-based equity compensation value to our corporate leaders. The value of stock options is based solely on stock price appreciation after the grant date. Stock option grants have a ten-year term and generally vest one-third per year on the first, second and third anniversaries of the grant date. The exercise price equals our closing Class A common stock price on the grant date. Vesting of Stock Options may be accelerated upon the occurrence of certain termination events. See “Executive Compensation — Equity Grant Agreements.”

We determine the fair value of stock option grants in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and the SEC’s Staff Accounting Bulletin Topic 14. For our standard three-year vesting awards, we have used the simplified method allowed under GAAP as we do not have sufficient historical share option exercise experience. This approach resulted in an expected term of 6.5 years.

RSUs: The value of RSUs provides a base level of retention value as well as incentive for increasing stockholder value. Our RSUs generally vest one-third per year on the first, second and third anniversaries of the grant date. Vesting of RSUs may be accelerated upon the occurrence of certain termination events. See “Executive Compensation — Equity Grant Agreements.”

Certain Other Compensation Policies

Stock Ownership Guidelines

We have stock ownership guidelines applicable to non-employee directors and Section 16 officers. Our Board of Directors believes it is in the best interests of the Company and our stockholders to align the financial interests of Section 16 officers and non-employee directors with those of our stockholders. Our guideline structure is as follows:

•	Non-Employee and Non-Executive Directors — 5 times annual retainer

•	President and Chief Executive Officer — 6 times base salary

•	Section 16 Officers — 2 times base salary

Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. As of September 30, 2021, all participants are still within the five-year timeframe for compliance. The categories of stock ownership that satisfy the ownership criteria include:

•	shares owned directly or indirectly (e.g. by spouse or trust);

•

unvested RSUs or performance-based cash or stock-settled restricted stock or RSUs (with any awards subject to unsatisfied performance-based vesting conditions taken into account at the “target” level of performance);

•	shares represented by amounts invested in the BellRing Brands 401(k) Plan; and

•	share equivalents, including deferred stock units and deferred compensation, payable under our deferred compensation plans.

Unvested stock options, unexercised stock options and SARs are not included when determining compliance with the guidelines. The Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of BellRing Class A common stock. The Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.

Recoupment (“Clawback”) Policy

We have an executive compensation “clawback” policy in connection with incentive compensation. The clawback policy provides that, in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Committee, to the extent allowable under applicable law, has the authority to recoup any incentive compensation paid to a current or former executive officer, including Section 16 officers, during the three-year period preceding the restatement if the restatement would result in the payment of a reduced award if the award were recalculated based on the restated results. The

Policy on Hedging and Pledging Company Stock

We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and prohibits pledging of shares by directors and executive officers. See the section Corporate Governance — Policy on Hedging and Pledging Company Stock on page 9 for further information.

Compensation Risk Assessment

The Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to lead to management decisions that would have a material adverse effect on the Company. The following features of our programs mitigate this risk:

•	the Committee retains an independent compensation consultant to assist with annual compensation decisions;

•

the Committee approves the Senior Management Bonus Program financial goals at the start of the fiscal year, and approves the performance achievement level and final payments earned after the end of the fiscal year;

•	in fiscal year 2021, the Senior Management Bonus Program capped potential payouts at 150% of the target opportunity;

•	we utilize a mix of cash and equity incentive programs, and all equity awards granted to our named executive officers are subject to multi-year vesting;

•	we utilize a portfolio of equity award types;

•

we utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards our stockholders’ best interests in light of potential employment uncertainty;

•	executives are subject to minimum stock ownership guidelines and limitations on trading in our securities, including prohibitions on hedging and pledging; and

•	an incentive clawback policy permits the Company to recoup compensation paid on the basis of financial results that are subsequently restated.

Benefits and Perquisites

Limited Perquisites

We provide executives limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy. These benefits help retain and attract superior employees for key positions. The Committee reviews the levels of perquisites and other benefits periodically.

Currently the only perquisite we provide is personal use of our corporate aircraft by our Chief Executive Officer. The Committee has the authority to grant tax gross-ups related to such use, provided that they do not exceed $100,000 during any fiscal year. The Committee reviews the levels of perquisites and other benefits periodically. Personal use of the Company aircraft is discussed in the Summary Compensation Table below.

Limitations on Deductibility of Compensation

When reviewing compensation matters, the Committee considers the anticipated tax consequences (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1 million in any taxable year to certain executives. The Committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executives that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its stockholders

Change in Control and Involuntary Termination Treatment

Executive Severance Plan

We maintain an Executive Severance Plan that provides for certain benefits to our executive officers in the event of an involuntary termination without cause or relating to a change in control or upon an executive officer’s death or disability. We believe these benefits are customary among the company’s peers and are fair to the executives and to our shareholders. For more information about potential payments to our named executive officers pursuant to the Executive Severance Plan, See “Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control.”

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information about the total compensation earned during fiscal year 2021, fiscal year 2020 and fiscal year 2019 by our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Robert V. Vitale(1)	2021	—	—	—	—	—	—	—	—
Executive Chairman	2020	—	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—	—
Darcy Horn Davenport	2021	625,000	—	797,489	834,474	1,171,875	107,340	28,889	3,565,067
President and Chief Executive Officer	2020	625,000	—	1,026,539	760,032	497,656	42,876	23,336	2,975,439
	2019	517,500	—	1,732,163	417,340	787,500	37,156	17,514	3,509,173
Paul A. Rode	2021	400,000	—	257,482	269,439	372,000	29,474	18,316	1,346,711
Chief Financial Officer	2020	400,000	—	622,902	—	152,880	12,591	18,035	1,206,408
	2019	314,561	—	803,920	—	247,500	8,106	15,231	1,389,318
Douglas J. Cornille	2021	330,750	—	414,995	—	257,985	27,839	18,598	1,050,167
SVP, Marketing — Premier Nutrition	2020	330,750	—	498,314	—	143,380	4,156	17,942	994,542
	2019	288,923	—	700,897	—	236,250	651	14,329	1,241,050
Craig L. Rosenthal	2021	300,000	—	157,493	164,801	234,000	—	18,448	874,742
SVP and General Counsel
Robin Singh	2021	330,235	—	204,991	—	257,583	—	18,536	811,345
SVP, Operations —Premier Nutrition

(1)

Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal year 2020, fiscal year 2019 and fiscal year 2018 compensation and the benefit plans in which he participates are fully disclosed in Post’s filings with the SEC.

(2)

For fiscal year 2021, the amounts relate to awards of RSUs of BellRing Class A common stock (the “BellRing RSUs”) granted in the fiscal year. The awards reflect the aggregate grant date fair values computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, and do not correspond to the actual values that will be realized by the NEOs. For the BellRing RSUs, see Note 17 to the Company’s fiscal year 2021 financial statements beginning on page 76 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for a discussion of the determination of these amounts under FASB ASC Topic 718.

(3)

For fiscal year 2021, the amounts relate to non-qualified stock option awards of BellRing Class A common stock granted in the fiscal year. The amounts relate to non-qualified stock option awards granted in the fiscal year and reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amounts that will be realized upon exercise by the NEOs. The assumptions and fair value for non-qualified stock options granted during fiscal year 2021 are summarized in the table below.

Expected term (in years)	6.5
Expected stock price volatility	38.51%
Risk-free interest rate	0.58%
Expected dividends	0%
Fair value (per option)	$7.785

(4)

For fiscal year 2021, the amounts reported in this column reflect bonuses earned by the NEOs under the BellRing Brands, Inc. Senior Management Bonus Program, discussed above in Compensation Discussion. For fiscal year 2021, amounts payable to our NEOs pursuant to awards granted under the program were determined based on achievement of corporate or business unit goals. See “Compensation Discussion & Analysis — 2021 Compensation Elements — Annual Bonus (Senior Management Bonus Program) on page 30 of this proxy statement.

(5)

As a wholly-owned subsidiary of Post, in fiscal year 2019, our NEOs were eligible to participate in the following non-qualified deferred compensation plans maintained by Post for key employees: the Deferred Compensation Plan for

Key Employees and the Executive Savings Investment Plan. Our NEOs are no longer eligible for deferrals under the Post Deferred Compensation Plan for Key Employees and the Post Executive Savings Investment Plan effective January 1, 2020. The Company does not maintain any deferred compensation plans for its employees. The amounts reported in this column represent the aggregate earnings on the respective NEO’s account under Post’s Deferred Compensation Plan for Key Employees and Executive Savings Investment Plan.
(6)	Amounts shown in “All Other Compensation” column include the following:

	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($)(b)	Tax Gross- Ups ($)(c)	Miscellaneous ($)	Total ($)
Robert V. Vitale(a)	—	—	—	—	—	—
Darcy Horn Davenport	16,895	941	6,853	4,170	30	28,889
			—		—
Paul A. Rode	16,833	941	—	527	15	18,316
Douglas J. Cornille	17,100	890	—	608	—	18,598
Craig L. Rosenthal	17,100	806	—	527	15	18,448
Robin Singh	17,100	888	—	548	—	18,536

(a)

Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal year 2021, fiscal year 2020 and fiscal year 2019 compensation and the benefit plans in which he participates are fully disclosed in Post’s filings with the SEC.

(b)

Amounts are based on the aggregate incremental cost to us of the NEO’s use of Post’s aircraft. The incremental cost is calculated by dividing the total estimated variable costs (such as fuel, landing fees, on-board catering and flight crew expenses) by the total flight hours for such fiscal year and multiplying such amount by the individual’s total number of flight hours for non-business use for the fiscal year. Incremental costs do not include certain fixed costs that we incur by virtue of using Post’s aircraft, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of NEOs occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s Standard Industry Fare Level (“SIFL”) formula for imputing taxable income for such use.

(c)

Our CEO may use the aircraft for personal use (including for her spouse and guests) so long as the value of such use is treated as taxable compensation to the individual. We report the SIFL rates for such use in our CEO’s taxable wages. We reimburse our CEO for amounts necessary to offset the impact of income taxes relating to such use.

Grants of Plan-Based Awards

The following table provides, for each of the NEOs, information concerning cash awards under our annual incentive plan for fiscal year 2021 and grants of equity awards made during fiscal year 2021. The non-equity incentive plan awards disclosed below are part of our Senior Management Bonus Program. The plan has threshold, target and maximum payouts, as set forth below, based on achievement of corporate or business unit performance measures; however, achievement below the threshold performance measures generally will result in a lower cash award payout (to the extent discretion is exercised) or no cash award payout at all. In November 2021, awards were determined to have been achieved for each of the NEOs based on a combination of achievement of the corporate or business unit performance measures in the amounts set forth in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” Awards of RSUs were made under our 2019 Long-Term Incentive Plan. See Compensation Discussion and Analysis for further information about the awards listed below.

Name	Grant type	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			All Other Stock Awards: Number of Shares or Units (#)(2)	All other option awards: Number of securities underlying options (#)(3)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards(4)
			Threshold ($)	Target ($)	Maximum ($)
Robert V. Vitale		—	—	—	—		—	—	—
Darcy Horn Davenport	Annual Incentive		390,625	781,250	1,171,875
	RSUs	11/12/20				39,775			797,489
	Stock Options	11/12/20					107,190	20.05	834,474
Paul A. Rode	Annual Incentive		124,000	248,000	372,000
	RSUs	11/12/20				12,842			257,482
	Stock Options	11/12/20					34,610	20.05	269,439
Douglas J. Cornille	Annual Incentive		85,995	171,990	257,985
	RSUs	11/12/20				20,698			414,995
Craig L. Rosenthal	Annual Incentive		78,000	156,000	234,000
	RSUs	11/12/20				7,855			157,493
	Stock Options	11/12/20					21,169	20.05	164,801
Robin Singh	Annual Incentive		85,861	171,722	257,583
	RSUs	11/12/20				10,224			204,991

(1)

These columns consist of threshold, target and maximum annual incentive targets for fiscal year 2021 under our Senior Management Bonus Program. The “Threshold” column represents the amount payable to the NEO if the threshold performance level is achieved. If the threshold performance level is not achieved, the NEO may receive a lower cash award payout (to the extent discretion is exercised) or no cash award payout at all. The “Target” column represents the payout amount if the specified performance targets are achieved. The “Maximum” column represents the maximum payout possible. See the Summary Compensation Table for actual amounts paid under the Senior Management Bonus Program.

(2)	This column contains the number of RSUs granted in fiscal year 2021.
(3)	This column contains the number of non-qualified stock options granted in fiscal year 2021.
(4)	This column represents the grant date fair value of equity awards calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at September 30, 2021

The following table sets forth information on exercisable and unexercisable options and unvested RSU awards held by our named executive officers on September 30, 2021.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(12) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested
Robert V. Vitale(1)	—		—		—	—	—		—	—	—
Darcy Horn Davenport	10,000		—		71.32	11/14/2026	1,440	(5)	158,630
	15,975		—		79.52	12/1/2027	3,998	(6)	440,420
	8,226	(2)	4,113	(2)	92.08	11/13/2028	35,441	(7)	1,089,811
	32,000	(3)	64,000	(3)	19.31	11/20/2029	39,775	(8)	1,223,081
			107,190	(4)	20.05	11/12/2030
Paul A. Rode			34,610	(4)	20.05	11/12/2030	3,000	(9)	330,480
							648	(10)	71,384
							1,845	(6)	203,245
							21,506	(7)	661,310
							12,842	(8)	394,892
Douglas J. Cornille							576	(10)	63,452
							1,599	(6)	176,146
							17,204	(7)	529,023
							20,698	(8)	636,464
Craig L. Rosenthal			21,169	(4)	20.05	11/12/2030	12,904	(7)	396,798
							7,855	(8)	241,541
Robin Singh							360	(11)	39,658
							7,097	(7)	218,233
							10,224	(8)	314,388

(1)

Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal year 2021, fiscal year 2020 and fiscal year 2019 compensation and the benefit plans in which he participates are fully disclosed in Post’s filings with the SEC.

(2)	Non-qualified Post stock options; vest and become exercisable on November 13, 2021.
(3)	Non-qualified Company stock options; vest and become exercisable in equal installments on November 20, 2021 and 2022.
(4)	Non-Qualified Company stock options; vest and become exercisable in equal installments on November 12, 2021, 2022 and 2023.
(5)	Post RSUs; service-based restrictions lapse on November 13, 2021. The RSUs will be paid in shares of Post’s common stock within sixty days from the vesting date.
(6)	Post RSUs; service-based restrictions lapse on April 22, 2022. The RSUs will be paid in shares of Post’s common stock within sixty days from the vesting date.
(7)

Company RSUs; service-based restrictions lapse in equal installments on November 20, 2021 and 2022. The RSUs will be paid in shares of the Company’s Class A common stock within sixty days from each of the applicable vesting dates.

(8)

Company RSUs; service-based restrictions lapse in equal installments on November 12, 2021, 2022 and 2023. The RSUs will be paid in shares of the Company’s Class A common stock within sixty days from each of the applicable vesting dates.

(9)

Post RSUs; service-based restrictions lapse in equal installments on June 17, 2022, 2023 and 2024. Each RSU will be paid out in cash equal to the greater of the grant date price of $51.43 or the fair market value of one share of Post’s common stock on the applicable vesting dates and paid within sixty days from each of the applicable vesting dates.

(10)	Post RSUs; service-based restrictions lapse on November 30, 2021. The RSUs will be paid in shares of Post’s common stock within sixty days from the vesting date.
(11)	Post RSUs; service-based restrictions lapse on April 16, 2022. The RSUs will be paid in shares of Post’s common stock within sixty days from the vesting date.
(12)	Based on the Company’s closing stock price of $30.75 and Post’s closing stock price of $110.16, each on September 30, 2021, the last trading day of fiscal 2021.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Robert V. Vitale(1)	—	—	—	—
Darcy Horn Davenport			720	73,901
			1,999	450,015
			17,721	379,229
Paul A. Rode			1,000	110,660
			324	30,605
			1,845	207,673
Douglas J. Cornille			288	27,204
			1,599	179,983
			8,602	184,083
Craig L. Rosenthal			6,452	138,073
Robin Singh			360	39,812
			3,549	75,949

(1)

Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale’s stock options exercise and stock awards vested in fiscal year 2021, if any, are fully disclosed in Post’s filings with the SEC.

(2)	All equity awards valued at the closing price of Post’s common stock or our common stock as reported on the NYSE on the date of vesting, as applicable.

Potential Payments Upon Termination of Employment or Change in Control

In the event of an involuntary termination of employment, each of our NEOs, other than Mr. Vitale and Ms. Davenport, is eligible for compensation and benefits under the BellRing Brands, LLC Executive Severance Plan (the “Plan”). Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale does not receive any compensation from the Company for his role as a NEO of the Company. In the event of an involuntary termination of employment, Ms. Davenport is eligible for compensation and benefits under the Post Holdings, Inc. Executive Severance Plan (the “Post Plan”). Descriptions of the terms of the Plan and the Post Plan are below. In addition, information about treatment of equity awards in the event of involuntary termination and/or a change in control is provided below.

The table below sets forth estimates of the amounts to which each NEO other than Mr. Vitale would be entitled, other than accrued but unpaid base salary and benefits payable under broad-based employee benefit plans and programs that do not discriminate in favor of executive officers and are generally available to all employees, in the event of (a) the voluntary termination of the NEO’s employment or the NEO’s retirement, (b) the involuntary not for cause termination of the NEO’s employment, (c) the involuntary termination of the

NEO’s employment after a change in control or (d) the NEO’s death or disability (in conjunction with a termination), each as if such event had occurred on September 30, 2021.

Name		Voluntary Termination or Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control followed by Involuntary Termination ($)		Death or Disability ($)
Darcy Horn Davenport	Cash (Salary and Bonus)	—	2,832,500	4,916,350	(3)	—
	Value of Stock and Option Awards(1)	—	—	4,865,398		4,865,398
	Non-qualified Deferred Compensation(2)	201,134	201,134	201,134		201,134
	Health Benefits and Insurance	—	3,338	71,309		—
	Outplacement Assistance	—	75,000	20,000		—

	Total	201,134	3,111,972	10,074,191		5,066,532

Paul A. Rode	Cash (Salary and Bonus)	—	571,077	871,077		—
	Value of Stock and Option Awards(1)	—	—	2,031,637		2,031,637
	Non-qualified Deferred Compensation(2)	—	—	—		—
	Health Benefits and Insurance	—	3,338	3,338		—
	Outplacement Assistance	—	12,000	12,000		—

	Total	—	586,415	2,918,052		2,031,637

Douglas J. Cornille	Cash (Salary and Bonus)	—	422,000	670,063		—
	Value of Stock and Option Awards(1)	—	—	1,405,085		1,405,085
	Non-qualified Deferred Compensation(2)	34,414	34,414	34,414		34,414
	Health Benefits and Insurance	—	1,099	1,099		—
	Outplacement Assistance	—	12,000	12,000		—

	Total	34,414	469,513	2,122,661		1,439,499

Craig L. Rosenthal	Cash (Salary and Bonus)	—	398,308	623,308		—
	Value of Stock and Option Awards(1)	—	—	864,848		864,848
	Non-qualified Deferred Compensation(2)	—	—	—		—
	Health Benefits and Insurance	—	3,246	3,246		—
	Outplacement Assistance	—	12,000	12,000		—

	Total	—	413,554	1,503,402		864,848

Robin Singh	Cash (Salary and Bonus)	—	438,450	686,126		—
	Value of Stock and Option Awards(1)	—	—	572,278		572,278
	Non-qualified Deferred Compensation(2)	—	—	—		—
	Health Benefits and Insurance	—	1,170	1,170		—
	Outplacement Assistance	—	12,000	12,000		—

	Total	—	451,620	1,271,574		572,278

(1)

All unvested Post RSU and option awards were valued at the closing price of Post’s common stock on September 30, 2021 of $110.16. All unvested Company RSU and option awards were valued at the closing price of our common stock on September 30, 2021 of $30.75. Stock options are valued at the difference between the exercise price of the stock option and the applicable closing price on September 30, 2021.

(2)	All amounts to be paid in lump sum unless otherwise specified.
(3)	Net present value calculated using a discount rate of 4.75%.

Potential Payments under the BellRing Brands, LLC Executive Severance Plan

Severance benefits under the Plan are not available if, among other things, the termination of employment is because of short- or long-term disability or death or if the executive receives an intercompany transfer to a position with BellRing Brands, LLC or one of its subsidiaries or affiliates (unless such transfer gives rise to good reason in the context of a change in control or business change)

Severance Benefits Outside of the Context of a Change in Control

Under the Plan, all of our NEOs, other than Mr. Vitale and Ms. Davenport, are eligible for severance benefits in the event his or her employment is terminated involuntarily other than for “cause,” inadequate or unsatisfactory performance or misconduct. Severance benefits consist of:

•

a lump sum payment of thirty-nine weeks of the executive’s base salary plus one week of the executive’s base salary per year of the executive’s service at the time of the qualifying termination (excluding, in both cases, bonus and incentive compensation);

•

a prorated portion of the applicable annual bonus program target award based on the number of full weeks worked during the fiscal year as of the effective date of termination, provided that the performance goals, measured as of the time of the qualifying termination, are achieved;

•	BellRing Brands, LLC contributions toward the cost of COBRA healthcare continuation coverage for up to twelve weeks;

•	outplacement services for a period to be determined by BellRing Brands, LLC, but not exceeding two years; and

•

vesting of certain equity awards with a time-based vesting schedule on other than a ratable basis made under the BellRing Brands, Inc. 2019 Long-Term Incentive Plan, as described below in the subsection Equity Grant Agreements, and long-term incentive plans maintained by Post.

Additionally, the Plan provides that our NEOs, other than Mr. Vitale and Ms. Davenport, are eligible for enhanced severance benefits in connection with involuntary terminations of employment in conjunction with a sale of such executive’s business or employing subsidiary (a “Business Change”). These benefits are the same benefits that are described immediately below with respect to a change in control of the Company (as defined in the Plan) under the Plan, as if the Business Change were a change in control of the Company.

Severance Benefits Within the Context of a Change in Control

In the event of a change in control, each of our NEOs, other than Mr. Vitale and Ms. Davenport, are eligible for severance benefits in the event of an involuntary termination without “cause” or a termination of employment by the executive for “good reason” (each as defined in the Plan). Severance benefits consist of:

•

a lump sum payment of seventy-eight weeks of the executive’s base salary plus one week of the executive’s base salary per year of the executive’s service at the time of the qualifying termination (excluding, in both cases, bonus and incentive compensation);

•

a prorated portion of the applicable annual bonus program target award based on the number of full weeks worked during the fiscal year as of the effective date of termination, provided that the performance goals, measured as of the time of the qualifying termination, are achieved;

•	BellRing Brands, LLC contributions toward the cost of COBRA healthcare continuation coverage for up to twelve weeks;

•	outplacement services for a period to be determined by BellRing Brands, LLC, but not exceeding two years; and

•

vesting of certain equity awards with a time-based vesting schedule on other than a ratable basis made under the BellRing Brands, Inc. 2019 Long-Term Incentive Plan, as described below in the subsection Equity Grant Agreements, and long-term incentive plans maintained by Post.

General

The payment of benefits by BellRing Brands, LLC under the Plan is conditioned upon the executive executing a general release in favor of BellRing Brands, LLC (or his or her employer, if not BellRing Brands,

LLC) that includes confidentiality and cooperation provisions, among other provisions. If the executive becomes reemployed by BellRing Brands, LLC (or his or her employer, if not BellRing Brands, LLC) during the severance period, he or she will be required to repay a pro rata portion of the severance payment. The amount of any severance payment will be offset by the amount, if any, the executive receives in relation to the notification period required by the Worker Adjustment and Retraining Notification Act.

The Plan provides that in the event that any payments to the executive under the Plan or otherwise would be subject to excise taxes under the Internal Revenue Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the executive would receive a greater amount were there no reduction and the executive were to pay the excise taxes.

Potential Payments Under the Post Holdings, Inc. Executive Severance Plan—Ms. Davenport

Under the Post Plan, Ms. Davenport is eligible for severance benefits in the event of an involuntary termination without “cause” or a termination of employment by the executive for “good reason.”

Severance Benefits Outside of the Context of a Change in Control

Severance benefits under the Post Plan are not available if the termination of employment is because of short- or long-term disability or death. Severance benefits consist of:

•

a lump sum payment of two times Ms. Davenport’s annual base salary (excluding bonus and incentive compensation) at the time of the qualifying termination, plus an amount equal to two times her then current target annual bonus amount, plus $20,000;

•

a prorated portion of the applicable annual bonus program target award based on the number of full weeks worked during the fiscal year as of the effective date of termination, provided that the performance goals are achieved;

•	Post contributions toward the cost of COBRA healthcare continuation coverage for up to twelve weeks;

•	outplacement services for a period to be determined by Post, but not exceeding two years; and

•

vesting of certain equity awards with a time-based vesting schedule on other than a ratable basis made under the BellRing Brands, Inc. 2019 Long-Term Incentive Plan, as described below in the subsection Equity Grant Agreements, and long-term incentive plans maintained by Post.

Additionally, the Post Plan provides that Ms. Davenport is eligible for enhanced severance benefits in connection with involuntary terminations of employment in conjunction with a sale of Post (a “Post Business Change”). These benefits are the same benefits that are described immediately below with respect to a change in control of Post (as defined in the Post Plan) under the Post Plan, as if the Post Business Change were a change in control of Post.

Severance Benefits Within the Context of a Change in Control

The Post Plan provides severance benefits in the event of involuntary termination outside of the context of a change in control of Post. It also provides that certain executives, including Ms. Davenport, are eligible for severance benefits in the context of a change in control of Post. No payments would be made if termination is due to death, disability or normal retirement, or is “for just cause.”

In the event of a change in control, Ms. Davenport would be eligible to receive a lump sum payment equal to the present value of continuing (a) her salary and (b) the greater of (i) her target bonus for the year in which termination occurred and (ii) her last annual bonus preceding the termination or change in control (whichever is greater) for three years following her involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described in the next paragraph). In the event Ms. Davenport’s employment is involuntarily terminated within 270 days prior to a change in control, and she objects to such termination, she will be treated as having met the requirements for these payments and benefits.

Ms. Davenport also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of her participation in each life, health, accident and disability plan in which she was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by her for litigation related to the enforcement of the Post Plan and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by Post or its employing subsidiary.

General

The payment of benefits by Post under the Post Plan is conditioned upon Ms. Davenport executing a general release in favor of Post that includes confidentiality and cooperation provisions, among other provisions. If Ms. Davenport becomes reemployed by Post during the subsequent two-year period, she will be required to repay a portion of the severance payment. The amount of any severance payment will be offset by the amount, if any, Ms. Davenport receives in relation to the notification period required by the Worker Adjustment and Retraining Notification Act. In addition, no benefits will be paid to the extent duplicative of severance benefits under a change in control or similar agreement with Post.

The Post Plan provides that in the event that any payments to Ms. Davenport under the Post Plan or otherwise would be subject to excise taxes under the Internal Revenue Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless she would receive a greater amount were there no reduction and the executive were to pay the excise taxes.

Equity Grant Agreements

Equity awards granted to officers under the BellRing Brands, Inc. 2019 Long-Term Incentive Plan (the “2019 LTIP”) are subject to special provisions in the event of certain involuntary terminations and/or a change in control (as defined in the 2019 LTIP) as described herein. Equity awards granted under the 2019 LTIP fully vest if the grantee experiences a qualifying termination “in connection with” a change in control, with the specific timeframes surrounding the change in control during which the termination must occur set forth in the applicable award agreement. The 2019 LTIP further provides that the award agreement will specify, with respect to performance-based targets, all performance goals or other vesting criteria will be either deemed achieved at 100% target levels and adjusted pro rata based on the applicable portion of the performance period which has passed, (b) vested based upon actual performance levels or (c) the greater of (a) or (b). Additionally, all other terms and conditions of the equity award will be deemed to be met. With respect to stock options and RSUs granted to our NEOs pursuant to the 2019 LTIP, the termination of employment is deemed to be in connection with a change in control if it occurs during the three-month period prior to, or the twenty-four-month period beginning upon, the date of the change in control.

Additional vesting rules for equity awards are as follows:

•	Equity awards issued to officers under the 2019 LTIP vest in whole or in part upon a termination because of death or disability.

•

Award agreements issued under the 2019 LTIP provide that if the officer’s employment with a Company affiliate terminates as a result of the sale of his or her employing business or that Company affiliate, and the acquirer does not agree to assume the award on substantially the same terms, then the award fully vests.

•	Vested stock options granted under the 2019 LTIP will remain exercisable until the expiration of the award under its terms.

Employment Agreements

None of our named executive officers has an employment agreement with the Company.

Director Compensation for the Fiscal Year Ended September 30, 2021

All non-management directors received an annual retainer of $55,000. The chairperson of each of our Audit Committee and Corporate Governance and Compensation Committee each receive an additional annual retainer of $10,000. The independent lead director of our Board receives an additional annual retainer of $10,000.

In addition to cash compensation, all non-management directors received an annual grant in the form of RSUs valued at approximately $100,000 on the date of grant, rounded down to the nearest RSU. All awards fully vest on the first anniversary of the date of grant. In addition, all awards fully vest at the director’s disability or death. Directors may elect to defer settlement of RSUs until separation from service.

We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse directors for their reasonable expenses incurred in connection with attending Board meetings.

Under our Deferred Compensation Plan for Directors, any non-management director may elect to defer, with certain limitations, his or her retainer. Deferred compensation may be notionally invested in BellRing Class A common stock equivalents or in a number of mutual funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Deferrals in our Class A common stock equivalents receive a 33 1/3% Company matching contribution, also credited in BellRing Class A Common stock equivalents. Balances are paid upon leaving the Board of Directors, generally in cash, in one of three ways: (1) lump sum payout; (2) five-year installments or (3) ten-year installments.

Directors who also are full-time officers or employees of the Company or Post receive no additional compensation for serving as directors.

We maintain stock ownership guidelines applicable to all non-management directors. See Other Compensation Policies — Stock Ownership Guidelines under Compensation Discussion for more details.

The following table sets forth the compensation paid to non-management directors for fiscal year 2021, other than reimbursement for travel expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Thomas P. Erickson	65,000	99,983	—	94,512	21,665	281,160
Jennifer Kuperman	55,000	99,983	—	79,972	18,332	253,287
Chonda J. Nwamu	19,097	66,646	—	9,022	3,055	97,820
Elliot H. Stein, Jr.	75,000	99,983	—	—	—	174,983

(1)

These amounts represent the grant date fair value of 4,066 RSUs granted on February 3, 2021 to Ms. Kuperman and Messrs. Erickson and Stein and the grant date fair value of 2,336 RSUs granted on June 3, 2021 to Ms. Nwamu, representing a pro rata annual grant for Ms. Nwamu. The grant date fair values are computed in accordance with FASB ASC Topic 718, and do not correspond to the actual values that will be realized by the non-management directors. See Note 17 to the Company’s fiscal year 2021 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. All awards fully vest on the first anniversary of the date of grant, and the Class A common stock issued pursuant to such awards must be held until the director has met the ownership requirements under our Stock Ownership Guidelines; however, shares are permitted to be sold to the extent necessary to satisfy any tax obligations relating to the vesting and delivery of such shares. In addition, all awards fully vest at the director’s disability or death.
(2)	The number of unvested RSUs held by each non-management director as of September 30, 2021 was: Ms. Kuperman and Messrs. Erickson and Stein, 4,066 RSUs and Ms. Nwamu, 2.336 RSUs.
(3)

The amounts reported in this column represent the aggregate earnings on the respective non-management director’s account under our Deferred Compensation Plan for Directors for all non-management directors who elected to participate in the plan.

(4)

These amounts represent the 33 1/3% match on deferrals into Class A common stock equivalents under the Deferred Compensation Plan for Directors for all non-management directors who elected to participate in the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During our fiscal year 2021, the Corporate Governance and Compensation Committee was composed of Messrs. Stein and Erickson and Ms. Kuperman. There are no relationships involving the members of our Corporate Governance and Compensation Committee or our executive officers that are required to be disclosed under Item 407(e)(4) of Regulation S-K.

COMPENSATION COMMITTEE REPORT

The Corporate Governance and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Corporate Governance and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement (and incorporated by reference into the Company’s 2021 Annual Report). This report is provided by the following independent directors, who comprise all of the members of the Corporate Governance and Compensation Committee:

Elliot H. Stein, Jr., Chairman

Thomas P. Erickson

Jennifer Kuperman

CEO PAY RATIO

Pursuant to Item 402(u) of Regulation S-K, the Company is required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee of the Company for fiscal year 2021. The annual total compensation of our median employee was $112,744. The annual total compensation of our Chief Executive Officer was $3,579,246. The ratio of our Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation was 32:1.

The annual total compensation of our median employee and our Chief Executive Officer as set forth in the paragraph above includes the value of employer-provided health and welfare benefits in the amount of $5,004 and $14,179, respectively, that are not included in the Chief Executive Officer’s total compensation in the Summary Compensation Table above.

We used the following methodology and material assumptions to identify our median employee:

1.	The median employee was identified using employee information as of July 1, 2021, excluding our Chief Executive Officer, of approximately 340 employees.

2.

We used base pay as the consistently applied compensation measure to identify our new median employee. From our employee population, we used statistical sampling to collect additional compensation data for a group of employees who were paid within a relatively narrow range around our estimated median consistently applied compensation measure. From this group, we selected an employee who was reasonably representative of our workforce to be our new median employee.

The ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules and regulations, based upon the Company’s payroll and employment records and the methodology described above. The ratio may not be comparable to those reported by other companies due to differences in industry, business models, scope of international operations and scale, as well as the different estimates, assumptions and methodologies applied by other companies in calculating their ratios.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS

Security Ownership of Certain Beneficial Owners

The table below indicates the persons or entities known to us to be the beneficial holders of more than 5% of our Class A common stock and Class B common stock, each par value $0.01 per share, as of December 10, 2021. Other than the ownership information pertaining to Post, the information set forth in the table below is based solely upon information included in Schedule 13D, Schedule 13F and Schedule 13G filings as of the most recent practicable date. We have no reason to believe that such information is not complete or accurate or that a statement or amendment to any Schedule 13D, Schedule 13F or Schedule 13G filing should have been filed and was not.

	Class A Beneficially Owned			Class B Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class(6)	Number of Shares	Percentage of Class(7)
Post Holdings, Inc. 2503 S. Hanley Rd. St. Louis, Missouri 63144	97,474,180	(1)	71.3%	1	100.00%
Route One Investment Company, L.P.(2) One Letterman Drive Bldg D-Main, Suite DM200 San Francisco, California 94129	5,165,991		13.2%	—	—
The Vanguard Group(3) P.O. Box 2600 Valley Forge, Pennsylvania 19482	3,795,633		9.7%	—	—
BlackRock, Inc.(4) 55 East 52nd Street New York, New York 10055	3,289,715		8.4%	—	—
Franklin Resources(5) One Franklin Parkway San Mateo, California 94403	2,742,139		7.0%	—	—

(1)

Represents the shares of Class A common stock that may be acquired upon the redemption of non-voting membership units of BellRing Brands, LLC (“BellRing Brands, LLC Units”) held by Post Holdings, Inc. Subject to the terms of the amended and restated limited liability company agreement of BellRing Brands, LLC, BellRing Brands, LLC Units may be redeemed for, at the option of BellRing Brands, LLC (as determined by its Board of Managers), shares of our Class A common stock, or for cash. The redemption of BellRing Brands, LLC Units for shares of Class A common stock is at an initial redemption rate of one share of Class A common stock for one BellRing Brands, LLC Unit, subject to customary redemption rate adjustments for stock splits, stock dividends and reclassifications.

(2)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Form 13F-HR dated November 15, 2021, filed by Route One Investment Company, L.P. According to the Form 13F-HR, Route One Investment Company, L.P. exercises sole investment power with respect to all shares and has sole voting power with respect to all shares.

(3)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Form 13F-HR dated November 12, 2021, filed by Vanguard Group Inc. According to the Form 13F-HR, Vanguard Group Inc. exercises sole investment power with respect to 3,700,575 shares, shared- defined investment power for 95,058 shares, shared voting power with respect to 66,846 shares and no voting power with respect to 3,728,787 shares.

(4)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Form 13F-HR dated November 9, 2021, filed by BlackRock Inc. According to the Form 13F-HR, BlackRock Inc. exercises sole investment power with respect to all shares, sole voting power with respect to 3,235,026 shares and no voting power with respect to 54,689 shares.

(5)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Form 13F-HR dated November 12, 2021, filed by Franklin Resources, Inc. According to the Form 13F-HR, Franklin Resources, Inc. exercises shared-defined investment power with respect to all shares, sole voting power with respect to 2,740,639 shares and no voting power with respect to 1,500 shares.

(6)

Except for Post Holdings, Inc., the percentage of Class A common stock beneficially owned was calculated based upon 39,117,799 shares of Class A common stock issued and outstanding as of December 10, 2021, plus the number of RSUs that vest within 60 days of that date (12,198 shares), plus the number of vested RSUs deferred by certain directors until retirement from the BellRing Board of Directors (13,185 shares), plus the number of Class A common shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (91,267 shares), by all directors, director nominees and executive officers. For Post Holdings, Inc., the number of shares outstanding was increased by the addition of the number of shares of our Class A common stock issuable upon the redemption of BellRing Brands, LLC Units held by Post Holdings, Inc.

(7)	The percentage of Class B common stock beneficially owned was calculated based upon one share of Class B common stock issued and outstanding as of December 10, 2021.

Security Ownership of Management

The following table shows the shares of our Class A common stock beneficially owned, as of December 10, 2021, by each of our directors, director nominees and named executive officers and by our directors, director nominees and executive officers as a group. Except as noted, all such persons possess sole voting and dispositive power with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested and exercisable or that become vested and/or exercisable within 60 days. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the Class A common stock outstanding. Post Holdings, Inc. holds one share of our Class B common stock, which represents 100% of the Class B common stock issued and outstanding.

Name	Number of Shares Beneficially Owned		RSUs Vesting Within 60 Days	Exercisable Options(2)	Total	% of Shares Outstanding(3)(4)		Other Stock-Based Items(5)	Total Stock-Based Ownership
Robert V. Vitale	10,300		—	—	—		*	—	10,300
Darcy Horn Davenport	85,830		—	79,730	165,560		*	—	165,560
Thomas P. Erickson	4,395	(1)	4,066	—	8,461		*	6,587	15,048
Jennifer Kuperman	4,395	(1)	4,066	—	8,461		*	5,573	14,034
Chonda J. Nwamu	—		—	—	—		*	393	393
Elliot H. Stein, Jr.	6,395	(1)	4,066	—	10,641		*	—	10,461
Paul A. Rode	27,593		—	11,537	39,130		*	—	39,130
Douglas J. Cornille	24,611		—	—	24,611		*	—	24,611
Craig L. Rosenthal	25,161		—	—	25,161		*	—	25,161
R. Lee Partin	10,248		—	—	10,248		*	—	10,248
Robin Singh	14,921		—	—	14,921		*	—	14,921

All directors and executive officers as a group (11 people)	213,849		12,198	91,267	317,314	0.8%		12,553	329,867

(1)	Includes 4,395 vested RSUs that the director has elected to defer until retirement from the Board of Directors.
(2)

Includes the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of December 10, 2021, by all directors, director nominees and executive officers.

(3)

The number of shares outstanding for purposes of this calculation for each individual was the number of shares outstanding as of December 10, 2021 (39,119,799 shares), plus the number of RSUs that vest within

60 days of that date for such individual, plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by such individual.
(4)

The number of shares outstanding for purposes of this calculation for all directors, director nominees and executive officers as a group was the number of shares outstanding as of December 10, 2021 (39,119,799 shares), plus the number of RSUs that vest within 60 days of that date (12,198 shares), plus the number of vested RSUs deferred by certain directors until retirement from the Board of Directors (13,185), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (91,267 shares), by all directors, director nominees and executive officers.

(5)

Includes indirect interests in shares of our Class A common stock held under our Deferred Compensation Plan for Directors. Although indirect interests in shares of our Class A common stock under deferred compensation plans may not be voted or transferred, they have been included in the table above as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our Class  A common stock.

Delinquent Section 16(a) Reports

Our Section 16 officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE. Copies of those reports also must be furnished to us.

Based solely upon a review of copies of those reports, other documents furnished to us and written representations that no other reports were required, we believe that all filing requirements applicable to officers and directors have been complied with during fiscal year 2021.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of September 30, 2021, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		(b) Weighted-Average Exercise Price of Outstanding Options and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity Compensation Plans Approved by Stockholders	726,632	(1)	19.78	(2)	1,135,246
Equity Compensation Plans Not Approved by Stockholders	—		N/A		N/A
Total	726,632	(1)	19.78	(2)	1,135,246

(2)	Includes 467,663 outstanding RSUs and 258,969 outstanding stock options.
(3)	Weighted average exercise price of outstanding options; excludes RSUs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Governing Related Party Transactions

Our written code of conduct for directors, officers and employees contains written conflict of interest policies that are designed to prevent each director and executive officer from engaging in any transaction that could be deemed a conflict of interest.

Our Corporate Governance and Compensation Committee is responsible for reviewing transactions in which one or more directors or officers may have an interest. The Committee acts pursuant to a written charter, giving the Committee the authority to oversee compliance with legal and regulatory requirements, codes of conduct and ethics programs established by the Company. If the Committee determines that a director or officer has a direct or indirect material interest in a transaction involving us, the Committee will either approve, ratify or disapprove the transaction. In considering a related party transaction, the Committee will take into account relevant facts and circumstances, including the following:

•	whether the terms of the transaction are no less favorable to us than terms generally available to an unaffiliated third party under similar circumstances;

•	the materiality of the director’s or officer’s interest in the transaction, including any actual or perceived conflicts of interest; and

•	the importance of the transaction and the benefit (or lack thereof) of such transaction to us.

We expect that the Committee will not approve or ratify such transaction unless, after considering all facts and circumstances, including the factors listed above, it determines that the transaction is in, or is not inconsistent with, the best interests of our Company and our stockholders. In the event management, in the normal course of reviewing corporate records, determines a related party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.

No director will be permitted to participate in the approval of a related party transaction in which such director was interested. If a related party transaction will be ongoing, the Committee may establish guidelines for management to follow in its ongoing dealings with the related party.

Related Party Transactions

In addition to the director and executive officer compensation arrangements discussed above under Compensation of Officers and Directors, the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors, executive officers or holders of more than five percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

The Reorganization

On October 21, 2019, we completed our IPO and a series of formation transactions. In connection with the IPO and formation transactions, we entered into a number of agreements with Post, including a master transaction agreement, employee matters agreement, investor rights agreement, amended and restated limited liability company agreement, tax matters agreement, tax receivable agreement and master services agreement. The following are summaries of certain provisions of those related-party agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore encourage you to review the agreements in their entirety. Copies of the agreements have been filed with the SEC and are incorporated by reference as exhibits to our Form 10-K for the fiscal year ended September 30, 2021 and are available electronically on the SEC’s website at www.sec.gov. Capitalized terms use in this section that are not otherwise defined have the same meanings as set forth in the original agreements.

As previously disclosed, on October 26, 2021, we entered into a transaction agreement and plan of merger (the “transaction agreement”) with Post, BellRing Distribution, LLC, a wholly-owned subsidiary of Post (“New BellRing”), and BellRing Merger Sub Corporation, a wholly-owned subsidiary of New BellRing, pursuant to which we, Post and New BellRing agreed to amend and restate the below-described employee matters agreement, investor rights agreement and master services agreement, which amendments will be described in materials we intend to file with the SEC. See Form 10-K and Other Filings for information on how to obtain such materials.

Master Transaction Agreement

The master transaction agreement sets forth the agreements among us, BellRing Brands, LLC and its subsidiaries, and Post and its subsidiaries (other than us), regarding the formation transactions and the IPO, and governs the relationship between Post and us after the IPO. Among other matters, the master transaction agreement:

•	details the steps and related timing for each of the formation transactions;

•

provides that, in general, each of Post and BellRing Brands, LLC assumes liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and indemnifies the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters;

•

provides that, except as otherwise provided in the master transaction agreement or any other ancillary agreements, each of us and BellRing Brands, LLC, on the one hand, and Post, on the other hand, releases the other parties and their respective subsidiaries and affiliates from liabilities existing or arising from any acts or events or conditions existing on or before the consummation of the IPO;

•

contains certain financial reporting covenants of each of us and BellRing Brands, LLC that apply until such time as Post is no longer required to include, for any fiscal year presented in any Form 10-K of Post, the consolidated results of operations and financial position of us or any of our subsidiaries or to account for its investment in us or any of our subsidiaries under the equity method of accounting;

•

provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our and our subsidiaries’ business with us and financial responsibility for the obligations and liabilities of the business of Post and its subsidiaries (other us and our subsidiaries) with Post; and

•

provides that we paid all costs, fees and expenses incurred in connection with the IPO and the formation transactions (other than costs, fees and expenses relating to the $1,225.0 million unsecured bridge loan obtained by Post in connection with the formation transactions prior to the completion of the IPO (the “Post Bridge Loan”)), or, upon the request of Post, to reimburse Post or its subsidiaries with respect to any such costs, fees and expenses previously paid by Post or its subsidiaries. Also, BellRing Brands, LLC and its subsidiaries paid all principal and interest under Post’s borrowings under the Post Bridge Loan; although costs, fees and expenses incurred prior to the IPO in connection with obtaining the Post Bridge Loan were borne solely by Post. Following the completion of the IPO, BellRing Brands, LLC paid to Post $23.9 million, an amount equal to the value of all cash and cash equivalents held by BellRing Brands, LLC and its subsidiaries as of immediately prior to the consummation of the IPO.

Employee Matters Agreement

The employee matters agreement covers a wide range of compensation and benefit matters, including:

•	our continued participation in certain Post employee benefit plans and programs until we adopted our replacement employee benefit plans;

•	our responsibility for liabilities associated with the participation by our employees, any former employees in certain Post benefit plans;

•

except as otherwise provided in the employee matters agreement, our and our subsidiaries assumption of responsibility for all liabilities under our employee benefit plans and arrangements and all liabilities with respect to the employment or termination of employment of our employees and former employees;

•	establishing a non-qualified deferred compensation plan for eligible members of our Board of Directors effective January 1, 2020; and

•

our obligations with respect to the Company’s 2019 Long Term Incentive Plan and restricted stock unit awards and nonqualified stock option awards issued to employees of BellRing Brands, LLC or its subsidiaries under certain Post long-term incentive plans.

We and Post may terminate the employee matters agreement by mutual consent, and Post may terminate the employee matters agreement in the event of a change of control of Post, or a change of control of us or the sale of all or substantially all of our consolidated assets.

Reimbursement Agreement — Premier Nutrition Company, LLC and Michael Foods, Inc.

On October 26, 2021, Premier Nutrition entered into a Reimbursement Agreement with Michael Foods, Inc. (“Michael Foods”), a wholly owned subsidiary of Post. Under the reimbursement agreement, which was negotiated by the parties at arm’s length, Premier Nutrition will, under certain circumstances, reimburse Michael Foods for up to approximately $46 million of development costs related to Michael Foods’ acquisition and development of property intended to be used as an aseptic processing plant to produce RTD shakes for the Company.

Investor Rights Agreement

The investor rights agreement provides Post with certain demand, shelf and piggyback registration rights with respect to its shares of our Class A common stock. The registration rights provisions also contain customary provisions relating to cooperation with the registration process, black-out periods and securities law indemnity provisions in favor of the selling stockholders. With certain exceptions, we are required to bear all registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares pursuant to the investor rights agreement.

The investor rights agreement further provides that Post, subject to applicable corporate governance rules of the SEC and the NYSE, has the right to designate: (i) a majority of our directors if the votes that may be cast by Post under our Amended and Restated Certificate of Incorporation are more than 50% of the total voting power of our outstanding common stock, (ii) one less than a majority of the directors if the votes that may be cast by Post under our Amended and Restated Certificate of Incorporation are more than 25% but 50% or less of the total voting power of our outstanding common stock and (iii) one-third of the directors if the votes that may be cast by Post under our Amended and Restated Certificate of Incorporation are more than 10% but 25% or less of the total voting power of our outstanding common stock. Post will lose the right to designate directors if the votes that may be cast by Post under our Amended and Restated Certificate of Incorporation are 10% or less of the total voting power of our outstanding common stock. For so long as the votes that may be cast by Post under our Amended and Restated Certificate of Incorporation are 25% or more of our outstanding common stock, Post will have the right, subject to applicable corporate governance rules of the SEC and the NYSE, to designate the members of the committees of our Board of Directors. For any person designated by Post as provided above, we will ensure that such person so designated will be nominated for election and will use reasonable best efforts to cause such person to be elected as a director.

The investor rights agreement will terminate when Post and its permitted transferees hold less than 2.5% of the total voting power of our outstanding common stock.

Amended and Restated Limited Liability Company Agreement

The amended and restated limited liability company agreement governs the operations of BellRing Brands, LLC and the rights and obligations of its members. We operate our business through BellRing Brands, LLC and its consolidated subsidiaries.

Reorganization. As part of the formation transactions, BellRing Brands, LLC established two new classes of its common units, a voting membership unit and nonvoting common units (such nonvoting common units, “BellRing Brands, LLC Units”). BellRing Brands, LLC issued one voting membership unit to us, which confers the right to appoint all members of the Board of Managers of BellRing Brands, LLC. All of the membership interests in BellRing Brands, LLC owned by Post prior to the formation transactions were reclassified into 97,474,180 BellRing Brands, LLC Units. In connection with the formation transactions and the IPO, additional BellRing Brands, LLC Units were issued to us. Each BellRing Brands, LLC Unit entitles the holder to economic rights equal to the economic rights of each other BellRing Brands, LLC Unit.

Governance. BellRing Brands, LLC is managed by its Board of Managers. As the owner of the sole voting membership unit in BellRing Brands, LLC, we have the sole power to appoint and remove all of the members of the Board of Managers. No other members of BellRing Brands, LLC, in their capacity as such, has any authority or right to appoint members to the Board of Managers. The Board of Managers are responsible for the oversight of BellRing Brands, LLC’s operations and overall performance and strategy, while the management of the day-to-day operations of the business of BellRing Brands, LLC and the execution of business strategy is the responsibility of the officers and employees of BellRing Brands, LLC and its subsidiaries. None of the members of BellRing Brands, LLC have any authority or right to control the management of BellRing Brands, LLC or to bind it in connection with any matter. Post, however, has the ability to exercise majority voting control over us by virtue of its ownership of our Class B common stock (for so long as Post or its affiliates (other than us) directly own more than 50% of the BellRing Brands, LLC Units) and the investor rights agreement, which gives Post the ability to designate a majority of our board of directors (for so long as the votes that may be cast by Post under our Amended and Restated Certificate of Incorporation are more than 50% of the total voting power of our outstanding common stock).

Distributions and Allocations. In general, BellRing Brands, LLC may make distributions to its members from time to time at the discretion of the Board of Managers. Such distributions will be made to the members on a pro rata basis in proportion to the number of BellRing Brands, LLC Units held by each member, except that the Board of Managers may cause BellRing Brands, LLC to make non-proportionate distributions to us in connection with any cash redemption of our Class A Common Stock. Net profits and net losses of BellRing Brands, LLC generally will be allocated to holders of BellRing Brands, LLC Units on a pro rata basis in proportion to the number of BellRing Brands, LLC units held by each member. The amended and restated limited liability company agreement provides, to the extent cash is available, for distributions pro rata to the holders of BellRing Brands, LLC Units such that members receive an amount of cash sufficient to cover the taxes payable by them as a result of the allocation of BellRing Brands, LLC’s net profits and losses and to cover our obligations under the tax receivable agreement. In addition, the amended and restated limited liability company agreement provides that BellRing Brands, LLC will reimburse us for reasonable out-of-pocket expenses, including all of our fees, costs and expenses associated with being a public company and maintaining our corporate existence.

Coordination of Us and BellRing Brands, LLC. Any time we issue a share of Class A common stock or any other equity security entitled to any economic rights, BellRing Brands, LLC must issue to us one BellRing Brands, LLC Unit (if we issue a share of Class A common stock) or such other equity security (if we issue an economic company security other than Class A common stock). BellRing Brands, LLC may not issue any additional BellRing Brands, LLC Units to us or to any of our subsidiaries unless substantially simultaneously therewith we or such subsidiary issues or sells an equal number of shares of Class A common stock to another person. Conversely, subject to certain exceptions, neither we nor any of our subsidiaries may redeem, repurchase or otherwise acquire any shares of Class A common stock unless substantially simultaneously BellRing Brands, LLC redeems, repurchases or otherwise acquires from us or such subsidiary an equal number of BellRing Brands, LLC Units for the same price per security.

Transfer of BellRing Brands, LLC Units. No member of BellRing Brands, LLC may directly or indirectly transfer all or any part of its BellRing Brands, LLC Units, without the Board of Managers’ prior written consent, unless the transfer falls within a category of permitted transfers. In connection with any (i) transfer by Post or any of its affiliates (other than us) of any BellRing Brands, LLC Units to any person other than us or Post’s affiliates, or (ii) issuance of additional BellRing Brands, LLC Units by BellRing Brands, LLC to any person other than us, Post or Post’s affiliates, Post or such affiliate must, subject to certain exceptions, grant to the transferee a written proxy, or enter into a written voting agreement or other voting arrangement with such transferee.

Each such proxy, agreement or arrangement will set forth a specific number or percentage of votes to which the share of Class B common stock is entitled that it covers for each applicable transferee, and:

•

for so long as Post or its applicable affiliate, as the holder of the share of Class B common stock, holds in the aggregate more than 50% of the BellRing Brands, LLC Units, whether the transferee will have the right to exercise any voting rights under such proxy, agreement or other arrangement;

•

that, in the event that Post or its applicable affiliate, as the holder of the share of Class B common stock, holds in the aggregate 50% or less of the BellRing Brands, LLC Units, the transferee will have the right to direct the holder of such share of Class B common stock to cast a number of votes to which the outstanding share of Class B common stock is entitled equal to the number of BellRing Brands, LLC Units held by such transferee; and

•

that, in the event of a subsequent transfer of BellRing Brands, LLC Units by such transferee to another person, such transferee’s rights under the proxy, agreement or other arrangement will automatically be deemed assigned or transferred, in whole or in part, to the subsequent acquiring person to the extent such person acquires associated BellRing Brands, LLC Units; except that any subsequent transfer of BellRing Brands, LLC Units to the holder of the share of Class B common stock or us will constitute a revocation of the rights granted under such proxy, agreement or other arrangement with respect to the BellRing Brands, LLC Units so transferred.

Redemption Rights. Each member (other than us) has the right to cause BellRing Brands, LLC to redeem its BellRing Brands, LLC Units in exchange for, at BellRing Brands, LLC’s option, shares of our Class A common stock or cash (based on the market price of the shares of our Class A common stock). The redemption of BellRing Brands, LLC Units in exchange for shares of Class A Common Stock will be at an initial redemption rate of one share of Class A common stock for one BellRing Brands, LLC Unit, subject to customary redemption rate adjustments for stock splits, stock dividends and reclassifications. Any decision to redeem BellRing Brands, LLC Units for cash rather than shares of our Class A common stock will ultimately be determined by the BellRing Brands, LLC Board of Managers.

Tax Matters Agreement

The tax matters agreement governs our and Post’s respective rights, responsibilities and obligations with respect to tax matters, including responsibility for taxes attributable to BellRing Brands, LLC and its subsidiaries, entitlement to refunds, allocation of tax attributes, preparation of tax returns, certain tax elections, control of tax contests and other matters.

Under the tax matters agreement, Post is responsible for all taxes for its active nutrition business which relate to pre-IPO periods, and BellRing Brands, LLC generally is responsible for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of Post that includes BellRing Brands, LLC or any of its subsidiaries to the extent such taxes relate to post-IPO periods, and are attributable to BellRing Brands, LLC or any of its subsidiaries, and (ii) all taxes that relate to post-IPO periods imposed with respect to consolidated, combined, unitary or separate tax returns of BellRing Brands, LLC or any of its subsidiaries as determined under the tax matters agreement.

Tax Receivable Agreement

The tax receivable agreement provides for the payment by us to Post of 85% of the amount of cash savings, if any, in U.S. federal income tax, as well as state and local income tax and franchise tax, that we realize (or are deemed to realize) as a result of (a) the increase in the tax basis of the assets of BellRing Brands, LLC attributable to (i) the redemption of BellRing Brands, LLC Units by Post pursuant to the limited liability company agreement, (ii) deemed sales by Post of BellRing Brands, LLC Units or assets to us or BellRing Brands, LLC, (iii) certain actual or deemed distributions from BellRing Brands, LLC to Post and (iv) certain formation transactions, (b) disproportionate allocations of tax benefits to us as a result of Section 704(c) of the Internal Revenue Code and (c) certain tax benefits (e.g., imputed interest, basis adjustments, deductions, etc.) attributable to payments under the tax receivable agreement. Payments under the tax receivable agreement are not conditioned on Post’s continued ownership of BellRing Brands, LLC Units or Class A common stock or Class B common stock after the IPO. The rights of Post under the tax receivable agreement are assignable to transferees of Post’s BellRing Brands, LLC Units. We are expected to benefit from the remaining 15% of tax benefits, if any, that it may realize (or in some cases, be deemed to realize).

The actual increase in tax basis and the amount and timing of any payments under the tax receivable agreement will vary depending upon a number of factors, including:

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the price of shares of our Class A common stock in connection with the IPO and at the time of redemptions—the basis adjustments, as well as any related increase in any tax deductions, are directly related to the price of shares of our Class A common stock at the time of the consummation of the IPO and each redemption;

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the timing of any redemptions-for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of BellRing Brands, LLC at the time of each redemption;

•	the extent to which such redemptions are taxable—if a redemption is not taxable for any reason, increased tax deductions will not be available;

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the amount and timing of our income—the tax receivable agreement generally requires us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the tax receivable agreement. If we do not have taxable income, we generally will not be required to make payments under the tax receivable agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes will result in payments under the tax receivable agreement;

•	any future changes in federal tax laws—if future changes in federal tax laws result in changes in the amount and timing of payments (for example, changes to interest expense limitations); and

•	any future changes in federal corporate income tax rates.

Master Services Agreement

Under the master services agreement, Post provides some combination of the following services, among others, to us:

•	assistance with certain legal, finance, internal audit, treasury, information technology support, insurance and tax matters, including assistance with certain public company reporting obligations;

•	the use of office and/or data center space;

•	payroll processing services;

•	tax compliance services; and

•	such other services as to which Post and we may agree.

The charges for these services were $2.2 million, plus certain third party costs, in fiscal year 2021. In general, the services provided by Post began on the date of the completion of the IPO and will continue for the periods specified in the master services agreement, subject to any subsequent extension or truncation agreed to by us and Post. In addition, Post may terminate (i) the master services agreement or any services provided thereunder in the event of a change of control of Post, or a change of control of us or the sale of all or substantially all of the consolidated assets of Post or us, (ii) any services provided to a subsidiary of us in the event of a change of control of the subsidiary or the sale of all or substantially all of its assets, (iii) any services provided to a business line or operating division of us or our subsidiaries in the event of a sale of such business line or operating division and (iv) any services provided by Post’s Canadian subsidiary, Post Foods Canada Inc., in the event of a change in control of Post Foods Canada Inc. We may terminate the master services agreement with respect to one or more particular services being received upon such notice as will be provided for in the master services agreement.

Intellectual Property License Agreement — Dymatize Enterprises, LLC and Post Consumer Brands, LLC

Effective January 1, 2020, Dymatize Enterprises, LLC (“Dymatize”) entered into an Intellectual Property License Agreement with Post Consumer Brands, LLC (“Post Consumer Brands”), a wholly owned subsidiary of Post. Under the intellectual property license agreement, which was negotiated by the parties at arm’s length, Post Consumer Brands provides Dymatize a non-exclusive license to use certain intellectual property on or in association with its manufacture, sale and distribution of certain Dymatize products in exchange for the payment of royalties. In fiscal year 2021, royalty payments from Dymatize to Post Consumer Brands were $0.6 million.

Intellectual Property License Agreement — Premier Nutrition Company, LLC and Post Consumer Brands, LLC

Effective March 1, 2020, Premier Nutrition entered into an Intellectual Property License Agreement with Post Consumer Brands, a wholly owned subsidiary of Post. Under the intellectual property license agreement, which was negotiated by the parties at arm’s length, Premier Nutrition provides Post Consumer Brands a non-exclusive license to use certain intellectual property on or in association with its manufacture, sale and distribution of certain Post Consumer Brands products in exchange for the payment of royalties. In fiscal year 2021, royalty payments from Post Consumer Brands to Premier Nutrition were $0.1 million.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proxy Item No. 3)

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices with respect to our named executive officers. We are providing this vote as required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Board of Directors believes that the overall design and function of the Company’s executive compensation program is appropriate and effective in aligning the interests of management and the Company’s stockholders and that management is properly incentivized to manage the Company in a prudent manner. Accordingly, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the stockholders advise that they approve the compensation of the named executive officers of the Company, as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).”

Although the vote is non-binding, the Board of Directors and the Corporate Governance and Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s executive compensation program.

The Board of Directors unanimously recommends a vote “FOR” the advisory approval of the resolution set forth above.

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

(Proxy Item No. 4)

The following proposal gives our stockholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote, similar to Proxy Item No. 3 above, to approve or not approve the compensation of our named executive officers. Pursuant to Section 14A of the Exchange Act, we are required to hold this advisory stockholder vote at least once every six years to determine the frequency of the advisory stockholder vote on executive compensation: every year, every two years or every three years. Accordingly, in satisfaction of this requirement, stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the stockholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives, or election to abstain from voting, in connection with this resolution.”

After consideration of this proposal, the Corporate Governance and Compensation Committee and the Board of Directors have determined that a vote on the compensation of our named executive officers every one year is the most appropriate alternative for the Company. An annual advisory vote on executive compensation would give stockholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the Board of Directors and the Corporate Governance and Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from stockholders.

You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “Every One Year,” as recommended by the Board of Directors, “Every Two Years” or “Every Three Years,” or you may “Abstain.” Your vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, we will consider the stockholders to have expressed a preference for the option that receives the most votes.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us. Our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.

The Board of Directors unanimously recommends a vote “FOR” the holding of the advisory votes on executive compensation “EVERY ONE YEAR”

OTHER MATTERS

Proxy Solicitation

We will bear the expense of preparing, making available or otherwise transmitting this proxy statement and the accompanying materials. We have paid certain entities for assistance with preparing this proxy statement and the proxy card. We also will pay for the solicitation of proxies. We hired Georgeson LLC to assist in the solicitation of proxies for a fee of $10,000 plus expenses. We will reimburse brokers, banks and other nominees for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to the standard mail, our employees may make proxy solicitations via telephone or personal contact. Our employees will not receive additional compensation for these activities.

Stockholder Director Nominations and Proposals for the 2023 Annual Meeting of stockholders

Under our Amended and Restated Bylaws (as amended), stockholders who desire to nominate a director or present any other business at an annual meeting of stockholders must follow certain procedures. Generally, to be considered at the 2023 annual meeting of stockholders, a stockholder nomination of a director or a proposal not to be included in the proxy statement and notice of meeting must be received by the corporate secretary between October 14, 2022 and November 13, 2022. However, if the stockholder desires that the proposal be included in our proxy statement and notice of meeting for the 2023 annual meeting of stockholders, then it must be received by our corporate secretary no later than August 31, 2022 and also must comply in all respects with the rules and regulations of the SEC and the laws of the State of Delaware. A copy of the Amended and Restated Bylaws (as amended) will be furnished to any stockholder without charge upon written request to our corporate secretary.

Form 10-K and Other Filings

Promptly upon written or oral request and at no charge, we will provide a copy of any of our filings with the SEC, including our annual report on Form 10-K, with financial statements and schedules for our most recent fiscal year. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. To request a copy, stockholders can contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7600 or by mail at our principal executive offices at BellRing Brands, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary. These documents also are available on our website at www.bellring.com and the website of the SEC at www.sec.gov. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC.

Internet Availability of Proxy Materials

The notice of annual meeting, proxy statement and our 2021 annual report to stockholders may be viewed online at www.envisionreports.com/BRBR and on our website at www.bellring.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC. You may find more information about the date, time and location of the annual meeting of stockholders, as well as the items to be voted on by stockholders at the annual meeting, in the section entitled Proxy and Voting Information beginning on page 3 of this proxy statement. There, you also will find information about attending the annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.

If you are a stockholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at www.envisionreports.com/BRBR and following the instructions as listed. If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

List of Stockholders

For a period of 10 days prior to the annual meeting, a complete list of the stockholders entitled to vote at the annual meeting will be available and open to the inspection of any stockholder during normal business hours at our principal executive offices at 2503 S. Hanley Rd., St. Louis, Missouri 63144. As our principal executive offices may be closed at that time due to the COVID-19 pandemic, please contact our corporate secretary by telephone at (314) 644-7600 in advance to arrange for inspection of the list of stockholders. A complete list of stockholders entitled to vote at the annual meeting also will be available at the annual meeting website during the meeting.

Householding

SEC rules allow delivery of a single proxy statement and annual report to stockholders to households at which two or more stockholders reside. Accordingly, stockholders sharing an address who previously have been notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report to stockholders, unless the stockholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each stockholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by stockholders, as well as our expenses. Stockholders having multiple accounts may have received householding notifications from their respective brokers and, consequently, such stockholders may receive only one proxy statement and annual report to stockholders. Stockholders who prefer to receive separate copies of the proxy statement and annual report to stockholders, either now or in the future, may request to receive separate copies of the proxy statement and annual report to stockholders by notifying our corporate secretary and those materials will be delivered promptly. Stockholders currently sharing an address with another stockholder who wish to have only one proxy statement and annual report to stockholders delivered to the household in the future also should contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7600 or by mail at our principal executive offices at BellRing Brands, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary.

By order of the Board of Directors,

Craig L. Rosenthal

Senior Vice President, General Counsel and Secretary

December 29, 2021

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Central Time, on February 11, 2022 and February 9, 2022 for BellRing Brand’s Inc., 401(k) Plan Online Go to www.envisionreports.com/BRBR or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BRBR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and for every 1 YEAR on Proposal 4. 1. Election of Directors: + For Withhold For Withhold 01 - Chonda J Nwamu 02 - Robert V Vitale For Against Abstain For Against Abstain 2. Ratification of PricewaterhouseCoopers LLP as the Company’s 3. Say on Pay - An Advisory vote approving executive independent Registered Public Accounting Firm for fiscal year compensation ending September 30, 2022 1 Year 2 Years 3 Years Abstain 4. Say When on Pay – Advisory vote on the approval of *NOTE: Such other business as may properly come frequency of shareholder votes on Executive before the meeting or any adjournment thereof. Compensation B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/BRBR Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BRBR qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q BellRing Brands, Inc. + Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — February 11, 2022 Paul A. Rode and Craig L. Rosenthal, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of BellRing Brands, Inc., to be held on February 11, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and for every 1 YEAR on item 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.